LEASE

BY AND BETWEEN

Drawbridge/Forbes, LLC,
a California limited liability company

as Landlord

and

Cell Genesys, Inc.,
a Delaware corporation

as Tenant

March 3, 2001

LEASE

This Lease, dated March 3, 2001 for reference purposes only, is made by and between Drawbridge/Forbes, LLC, a California limited liability company ("Landlord") and Cell Genesys, Inc., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

A. Landlord's predecessor-in-interest, as buyer, and PSINET Realty, Inc. ("PSI"), as seller, are parties to that certain Real Property Purchase and Sale Agreement dated as of December 21, 2000, as amended (the "Purchase Agreement"), pursuant to which Landlord expects to acquire the fee interest in the Property from PSI on or before March 9, 2001;

B. The parties intend that this Lease shall be effective and binding on the parties as of the Effective Date of the Lease; provided, however, because Landlord does not currently own fee title to the Property, each of Landlord's and Tenant's rights and obligations hereunder shall be conditioned upon the close of escrow under the Purchase Agreement occurring no later than March 9, 2001.

  ARTICLE 1

  REFERENCE

    References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant's Address for Notice:	342 Lakeside Drive
Foster City, CA 94404
Attention: Chief Financial Officer
After the Rent Commencement Date:
At the Leased Premises
Tenant's Representative:	Richard Campbell or such other person as Tenant shall appoint by written notice to Landlord
Phone Number:	(650) 425-4409
Landlord's Address for Notices:	20 La Ferrera Terrace, San Francisco, California 94133
Landlord's Representative:	Mark Whiting
Phone Number:	(415) 391-4410
Lease Commencement Date:	The date Landlord actually delivers the Building Shells in accordance with Paragraph 2.4 below.
Rent Commencement Date:	Five (5) months after the date the Leased Premises are Substantially Completed (as defined in the Work Letter), subject to adjustment for Tenant Delay as set forth in the Work Letter.
Lease Expiration Date:	Fifteen (15) years from the Rent Commencement Date, unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.
Options to Renew:	Two (2) option(s) to renew, each for a term of five (5) years.
Option to Purchase:	Options to purchase, to be exercised, if at all, in strict accordance with the provisions of Paragraph 17 of this Lease.
Right of First Refusal to Purchase:	One (1) right of first refusal to purchase, to be exercised, if at all, in strict accordance with the provisions of Paragraph 18 of this Lease.
First Month's Prepaid Base Rent:	$469,700 (subject to adjustment in accordance with the paragraph entitled "Leased Premises" below in this Article 1, and subject to adjustment in accordance with Paragraph 17.3 below).
Tenant's Security Deposit:

  $1,878,800 (calculated based on the first 4 months' Base Monthly Rent and subject to adjustment in accordance with the paragraph entitled "Leased Premises" below in this Article 1, and subject to adjustment in accordance with Paragraph 17.3(d) below), plus "Construction Security" equal to $3,850,000 (calculated based on $25 times the rentable square footage of the Buildings and subject to adjustment in accordance with the paragraph entitled "Leased Premises" below in this Article 1). The Construction Security is intended to secure Tenant's obligation to complete the Minimum Tenant Improvements (as defined in the Work Letter) in accordance with this Lease and the Work Letter. The term "Work Letter" is defined in Paragraph 2.4 below.

Late Charge Amount:	Five Percent (5%) of the delinquent Base Monthly Rent, Additional Rent, or other sum payable by Tenant under this Lease
Tenant's Required Liability Coverage:	$5,000,000 Combined Single Limit
Tenant's Broker(s):

  CRESA Partners. Tenant acknowledges that Mark Pearson, one of the principals of Landlord, has, in his capacity as a broker at CRESA Partners, also been representing Tenant as Tenant's broker. Due to the conflict of interest resulting from the foregoing, Mark Pearson has asked Tenant to independently verify the feasibility of leasing the Leased Premises pursuant to this Lease, and to conduct its own, separate investigation as to market conditions so as to satisfy itself as to whether this Lease reflects fair market terms. Tenant represents and warrants to Landlord for the benefit of Landlord, Cooper Brady Partnership d/b/a CRESA Partners, and Mark Pearson, that Tenant has conducted such independent verification and separate investigation.

Property:

  That certain real property situated in the City of South San Francisco (the "City"), County of San Mateo, State of California, which real property (but not the Existing Building, defined below) is shown on the Site Plan attached hereto as Exhibit A (the "Site Plan"), is located on Assessor's Parcel No. 015-210-140, and is commonly known as or otherwise described as follows: 500 Forbes Boulevard, South San Francisco, California. The Property is presently improved with one building (the "Existing Building"). Landlord and Tenant intend that the Existing Building will be demolished and the Buildings (as defined in the next paragraph) will be constructed, all in accordance with the terms of this Lease.

Buildings:

  Those two 2-story buildings and one 2-story entry lobby to be constructed on the Property in accordance with the terms of the Work Letter attached as Exhibit B and in which the Leased Premises will be located (collectively, the "Buildings").

Outside Areas:

  The "Outside Areas" shall mean all areas within Assessor's Parcel No. 015-210-140 which are located outside the Buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Leased Premises:

  The Leased Premises shall include the Property, the Buildings, all of the interior and exterior portions of the Buildings and all Outside Areas. The rentable square footage of the Leased Premises (collectively, "Rentable Square Feet" and individually, each a "Rentable Square Foot") shall be measured from the outside wall surface of each exterior wall of the Buildings, including but not limited to stairwells, elevator banks, connecting walkways, entry lobbies, and atriums (the "Measurement Method"). Prior to the Rent Commencement Date, cause the Architect (as defined in the Work Letter) to Monthly Rent and all other amounts in this Lease which are based on the Rentable Square Feet of the Leased Premises shall be appropriately adjusted. measure the Rentable Square Feet in the Leased Premises using the Measurement Method, and Landlord and Tenant agree and stipulate that the Leased Premises will be deemed to contain the number of square feet resulting from such measurement, absent manifest error, but subject to adjustment in accordance with Paragraph 17.3 below. It is anticipated that the Rentable Square Feet shall be approximately 154,000. If the actual measurement using the Measurement Method differs from 154,000, Base Monthly Rent and all other amounts in this Lease which are based on the Rentable Square Feet of the Leased Premises shall be appropriately adjusted.

Tenant's Expense Share:

  The term "Tenant's Expense Share" shall mean the percentage obtained by dividing the Rentable Square Feet of the Leased Premises at the time of calculation by the rentable square footage (calculated using the Measurement Method) of all buildings located on the Property at the time of calculation. Such percentage is currently 100%.

Base Monthly Rent:	The term "Base Monthly Rent" shall mean the following:
	Period (commencing on the Rent Commencement Date)	Rent
	Months 1-12	$3.05 per Rentable Square Foot
On the anniversary of the Rent Commencement Date and on each anniversary thereafter (during the initial Lease Term, Base Monthly Rent shall be increased by 3.5% per annum compounded annually.
Permitted Use:

  For purposes of this Lease, the "Permitted Use" shall be biotechnology research and development facility or such other uses as Landlord shall approve, which approval shall not be unreasonably withheld; provided, however, Landlord and Tenant expressly acknowledge that the use currently permitted by the City is as a telecommunications facility and that any use by Tenant for the Permitted Use shall be subject to City approval as set forth in Paragraph 17.3(a) below.

Exhibits:	The term "Exhibits" shall mean the Exhibits of this Lease which are described as follows:
Exhibit A - Site Plan showing the Property and delineating the Buildings in which the Leased Premises are located.
Exhibit B - Work Letter
Exhibit B-1 - List Approved Contractors
Exhibit B-2 - Shell Specifications
Exhibit B-3 - Site Plan
Exhibit C - Form of Letter of Credit
Exhibit D - Form of Tenant Estoppel Certificate
Exhibit E - Purchase Terms
Exhibit E-1 - Form of Notice of Exercise of Purchase Option
Exhibit F - Form of Lien Waiver
Exhibit G- Form of Subordination Agreement
Exhibit H - Form of Memorandum of Lease
Exhibit I - Form of Termination of Purchase Option
Exhibit J - Form of Termination of ROFR
Schedule 1 - Removable and Nonremovable Tenant Improvements

  ARTICLE 2

  Leased Premises, Term And Possession

    Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant shall continuously comply with (i) all the terms and conditions of this Lease, (ii) all Laws and Private Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record (or permitted by the terms of this Lease to be placed of record hereafter) respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord (to the extent permitted by the terms of this Lease to be established by Landlord).

    [intentionally deleted].

    Lease Commencement Date And Lease Term. The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Lease Commencement Date set forth in Article 1. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1, as the same may be extended pursuant to Article 15 below). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

    Delivery Of Possession. Landlord shall provide Tenant with access to the Building Shells for commencement of the Tenant Improvements (as defined in the Work Letter) as soon as reasonably practicable after the Building Shells are in a weatherproof shell condition. The date of delivery shall be the Lease Commencement Date. Tenant acknowledges that Landlord's Work shall be continuing during Tenant's construction of the Tenant Improvements and agrees that Tenant shall not unreasonably interfere with Landlord's completion of Landlord's Work.

    Construction of Improvement Work; Completion. Landlord shall construct and complete Landlord's Work and Tenant shall construct and complete the Tenant Improvements in accordance with the terms of the Work Letter. Tenant shall be responsible for ensuring that the Tenant Improvements (as defined in the Work Letter) constructed in the Buildings comply with all Laws, and Landlord shall have no responsibility therefor. In the event the Landlord's Work is not Substantially Completed by the earlier of (the "Outside Completion Date"): (a) February 15, 2003, or (b) twelve (12) months after issuance of a building permit for the Project, then Tenant, at its election, may terminate this Lease upon giving written notice to Landlord within ten (10) days thereafter; provided that the Outside Completion Date shall be extended by the period of time that such date is delayed due to a Tenant Delay or Force Majeure (provided that any extension for Force Maejure shall not extend the Outside Completion Date beyond August 15, 2003). In the event of any termination by Tenant under this Paragraph 2.5, all amounts previously deposited by Tenant with Landlord (less any portion of the Security Deposit properly applied by Landlord) shall be returned to Tenant within fifteen (15) days after such termination. Failure to give such notice in writing within any specified then (10) day time period constitutes an irrevocable waiver of the applicable rights to terminate under this Paragraph 2.5. In the event of any of the forgoing, Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Building Shells are Substantially Completed and are available for delivery to Tenant, unless Landlord's notice is not given in good faith. The foregoing shall not preclude Tenant from exercising the Purchase Option pursuant to Article 17 below, provided that the conditions to Tenant's right to exercise such Purchase Option have been satisfied or waived in writing by Landlord.

    Surrender Of Possession.

      Subject to subparagraph 2.6(b) below, immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Buildings and shall remove all of the Removable Tenant Improvements (as defined in Schedule 1 attached hereto), Specialized Tenant Improvements (as defined in the Work Letter), Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, and shall vacate and surrender the Leased Premises and the Property to Landlord in the same condition, broom clean, as existed at the date Tenant first occupied the Leased Premises for conduct of its business, reasonable wear and tear, and casualty and condemnation (which are covered by Articles 10 and 11 hereof) excepted. Tenant shall repair all damage to the Leased Premises caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Buildings and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises and the Property to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants. In the event this Lease terminates prior to the full 15 year four month term for any reason other than a default by Tenant (for example, if the Lease is terminated by Landlord or Tenant in accordance with Articles 10 or 11), then Tenant shall be permitted a period of sixty (60) days from the date of such termination to comply with the terms of this Paragraph 2.6.

      Notwithstanding subparagraph 2.6(a) above, Tenant shall not be required or permitted to remove (1) Existing Hazardous Materials or Landlord's Post Commencement Hazardous Materials (as defined in Paragraph 4.1l below) or (2) Landlord's Improvements (as such term is defined and illustrated on Schedule 1 attached hereto), provided that Landlord may require Tenant to remove any improvements that contain Hazardous Materials other than Existing Hazardous Materials or Landlord's Post Commencement Hazardous Materials (as defined in Paragraph 4.11 below), or that were not constructed or attached in compliance with all Laws and Private Restrictions.

  ARTICLE 3

  Rent, Late Charges And Security Deposits

    Base Monthly Rent. Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

    Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

      An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord

        Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

        Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefor from Landlord, and/or

        Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

      Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed. Notwithstanding anything to the contrary contained in this Paragraph 3.2(a), in the event Tenant achieves an investment grade rating of BBB- or better from Standard & Poor's or the equivalent Moody's rating, Landlord shall only use method (i) above except if any Lender requires that any portion of Property Operating Expenses be impounded, in which case Landlord shall have the right to use such method.

      Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

      Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

      Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

    Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.

    Year-End Adjustments. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

    Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be liable for any Late Charge Amount or other late charge hereunder if such installment of Base Monthly Rent or Additional Rent is received by Landlord within five (5) days after Tenant's receipt of such notice from Landlord. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

    Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

    Prepaid Rent. Tenant shall, within 5 business days following execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

    Security Deposit.

      Within five (5) business days after receipt of notice from Landlord that Landlord has received from the City approval to permit the Leased Premises to be used as a biotechnology research and development facility, Tenant shall deposit with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease (including, without limitation, the Work Letter) to be performed by Tenant, and not as prepayment of rent. Provided Tenant is not then in monetary default under this Lease, that portion of the Security Deposit set forth in Article 1 designated as the "Construction Security" shall be reduced dollar for dollar (but in no event more than $25 per square foot for the applicable space under construction) by the amount actually paid by Tenant for construction of the Tenant Improvements and (1) if the Construction Security is cash, Landlord shall refund the amount of the reduction to Tenant on a monthly basis, or (2) if the Construction Security is a Letter of Credit, Tenant may substitute a letter of credit in the reduced amount no more often than once per month. Provided Tenant is not then in monetary default under this Lease, then upon completion of the Tenant Improvements for the entire Leased Premises in accordance with Section 4 of the Work Letter, the entire amount of the Construction Security (whether cash or letter of credit) shall be returned to Tenant.

      Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Buildings or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Buildings or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Buildings or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

      Notwithstanding the foregoing, Tenant may deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit in lieu of cash for the Security Deposit (but with a separate clean, unconditional, irrevocable, transferable letter of credit for the Construction Security portion of the Security Deposit) (each, a "Letter of Credit") in form satisfactory to Landlord in its sole discretion, and issued by Wells Fargo Bank, Bank of America, or any other financial institution satisfactory to Landlord in its reasonable discretion ("Issuer"), substantially in the form attached as Exhibit C. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord 30 days' prior written notice of such expiration or cancellation. If the Letter of Credit in effect during the final year of the Lease Term does not by its terms remain in effect until six (6) months after the Lease Expiration Date, Landlord may draw such Letter of Credit at any time during the thirty (30) days prior to the Lease Expiration date and hold and/or use such drawn proceeds for a period of ninety days following a surrender of the Leased Premises by Tenant. Any amount drawn under the Letter of Credit shall be held or used by Landlord in accordance with this Paragraph 3.7. If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit. The Letter of Credit shall be assignable to Landlord's lender. No fees applicable to the Letter of Credit shall be charged to Landlord.

      On the condition that Tenant timely performs its obligations secured by the Letter of Credit constituting the Construction Security (the "Construction L/C"), Landlord shall pay the initial one percent fee charged by the Issuer for establishment of the Construction L/C, and shall pay such fee annually during the period such Construction L/C is maintained; provided, however, that if Landlord becomes entitled to draw on such Construction L/C at any time, then the total amount of all such fees theretofore or thereafter paid by Landlord shall be promptly reimbursed by Tenant to Landlord upon demand.

  ARTICLE 4

  Use Of Leased Premises And Outside Area

    Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Lease Term, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

    General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Buildings, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Buildings or (ii) cause damage to any part of the Leased Premises or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Buildings, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Buildings. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Buildings or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Buildings. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises or the Property. Tenant shall comply with the provisions of Paragraph 6.1 in its use of the Property.

    Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or unreasonably annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or unreasonably annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Buildings, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

    Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

    Parking. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property.

    Signs.

      Subject to subparagraph 4.6(b) below: Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Buildings, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Buildings, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Buildings, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Buildings, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

      Notwithstanding subparagraph 4.6(a) above, so long as this Lease is for the entirety of the Property, Landlord's approval shall not be required for any signs, advertisement, banner, placard, or pictures which have been installed and maintained in compliance with all Laws and Private Restrictions and which have been approved by the City and all applicable governmental authorities.

    Compliance With Laws And Private Restrictions. Subject to the terms of Paragraphs 4.11, 5.1(b), and Articles 10 and 11, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Buildings, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

    Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Buildings, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies, unless approved by Landlord's lender (if such approval is required) and Tenant agrees to pay and does pay any such increases. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

    Landlord's Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Buildings and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least twenty days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. Landlord agrees in exercising such entry rights to use reasonable efforts not to unreasonably interfere with Tenant's business.

    Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not prohibited by this Lease to be stored or located thereon by Tenant. If, in the reasonable opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant's right to use the Outside Areas as a result. Landlord hereby reserves the right to modify the configuration of the Outside Areas to eliminate landscaping and add more parking if required by any Lender.

    Environmental Protection. Tenant's obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

      As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C.  9601 et seq., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.  6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C.  1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C.  7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C.  2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C.  1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code  25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code  25100 et seq., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code  13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes  25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code  25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code  25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code  39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment, but Hazardous Materials shall not include janitorial and office supplies in quantities consistent with office uses which are used and disposed of in accordance with all Laws.

      Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for any Hazardous Material present on or about the Leased Premises, or in the soil, groundwater, surface water, ambient air, or building materials thereof as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date) unless caused by Tenant, including without limitation those identified in that certain Iris Environmental letter to Mark Pearson and Mark Whiting of Drawbridge Partners, dated as of January 17, 2001 (the "Existing Hazardous Materials"), or Hazardous Materials released to the Leased Premises, or the soil, groundwater, surface water, ambient air or building materials thereof by Landlord or any agent, employee, tenant (other than Tenant), contractor, or invitee of Landlord or any other person under the legal control of Landlord ("Landlord's Post Commencement Hazardous Materials"). Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan ("HMMP") or on a separate list showing the type and quantity used (the "Hazardous Materials List"), both of which Tenant shall deliver to Landlord prior to Tenant's occupancy of the Leased Premises and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP and Hazardous Materials List, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Buildings or onto the land underlying or adjacent to the Buildings any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials, other than Existing Hazardous Materials and Landlord's Post Commencement Hazardous Materials. If Hazardous Materials other than Existing Hazardous Materials or Landlord's Post Commencement Hazardous Materials on the Leased Premises, caused by Tenant, or permitted by Tenant during the Lease Term, results in contamination or deterioration at any time of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials, other than Existing Hazardous Materials and Landlord's Post Commencement Hazardous Materials.

      Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials (other than Existing Hazardous Materials and Landlord's Post Commencement Hazardous Materials) placed in or about the Leased Premises and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property (other than any closure to the extent related to Existing Hazardous Materials and Landlord's Post Commencement Hazardous Materials) and shall take all other actions as may be required to complete the closure of the Buildings and the Property (other than any closure to the extent related to Existing Hazardous Materials and Landlord's Post Commencement Hazardous Materials). In addition, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

      At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Buildings and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such split testing shall be at Tenant's expense and if the testing confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Buildings or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees, then Tenant shall also reimburse Landlord the costs incurred by Landlord in its testing.

    Rules And Regulations. In the event Tenant is no longer the sole occupant of the Leased Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

    Reservations. From the date Landlord acquires title to the Property through the expiration of the Option Period, Landlord shall not grant easements, rights of way and dedications or cause the cause the recordation of parcel maps and restrictions (including without limitation requirements in connection with obtaining approval of the Final Shell Plans and the building permit relating thereto) without Tenant's consent, which consent shall not be unreasonably withheld, except that Tenant's consent shall not be required for any easements, rights of way or dedications required by governmental authorities in connection with the development of the Property (each a "Required Dedication"). Prior to execution or recordation of the Required Dedication, Landlord shall notify Tenant of such Required Dedication and shall use commercially reasonable efforts to implement any change to a Required Dedication reasonably requested by Tenant. Any delay in Landlord's Work being Substantially Completed resulting from Tenant's requested change to a Required Dedication shall be a Tenant Delay. If any Required Dedication results in a material adverse impact on Tenant's use of the Leased Premises, Tenant shall have the right to terminate this Lease upon written notice to Landlord within ten (10) days Landlord notifies Tenant of the recordation of such Required Dedication. After expiration of the Option Period, Landlord shall have the right, without Tenant's consent or joinder to grant such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant or materially increase Tenant's obligations hereunder. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions in accordance with this Paragraph 4.13.

  ARTICLE 5

  Repairs, Maintenance, Services And Utilities

    Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Buildings, the Outside Areas or the Property caused by an act of God or other peril insured (or required to be insured) pursuant to Article 9 below, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Buildings, the Outside Areas, and the Property.

      Tenant's Obligations. Subject to the provisions of Paragraphs 4.11 and 5.1(b) and Articles 10 and 11, Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and the Property, and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, (vi) landscaping, and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed roofing contractor to regularly and periodically (not less frequently than every 12 months) inspect and perform required maintenance on the roof of the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on the roof and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality. Notwithstanding the foregoing, in the event that, due to normal wear and tear Tenant would be required by this Paragraph 5.1(a) to make a repair or replacement to the Building Shells or the Landlord's Improvements (as defined in Schedule 1) that would be considered a "capital improvement" as determined in accordance with generally accepted accounting principles, Landlord shall make such repair or replacement and charge to Tenant, as Additional Rent, the cost thereof (provided that the cost of such repair or replacement shall be amortized over its useful life and only the amortizing portion of such cost shall be included in Additional Rent on a monthly basis). Subject to the provisions of Paragraphs 4.11 and 5.1(b) and Articles 10 and 11, Landlord shall have no obligation to make any repair or replacement in accordance with the foregoing sentence to the extent such repair or replacement is required as a result of Tenant's negligence, misuse or overuse of the Leased Premises or Property.

      Landlord's Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, structural floors, roof structure (excluding membrane), and exterior walls of the Buildings. Such maintenance shall be at Landlord's expense during the first five (5) years of the Lease Term, but thereafter Landlord shall charge to Tenant, as a Property Maintenance Cost, the costs incurred by Landlord in performing such maintenance and/or making such repairs.

    Utilities. As part of Landlord's Work, Landlord will bring utilities to the Buildings to be stubbed as shown on the Final Shell Plans for finishing by Tenant as part of the Tenant Improvements. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of water, gas and electricity to the Leased Premises. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises.

    Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Buildings, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

    [Intentionally Deleted]

    Limitation Of Landlord's Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Buildings or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Buildings, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had the time permitted by the terms of this Lease (or if no time is expressly provided, then a reasonable period of time) following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Buildings, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord, and its agents, employees, contractors, successors, and assigns).

  ARTICLE 6

  Alterations And Improvements

    By Tenant.

      Tenant shall be entitled to make improvements, alterations or modifications (collectively, "Alterations") to the Removable Tenant Improvements without Landlord's consent, provided that: (1) Tenant shall notify Landlord and provide copies of plans and specifications for an Alteration no less than ten (10) days prior to commencing such Alteration, (2) Tenant shall notify Landlord in writing within thirty (30) days of completion of the Alteration and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made, (3) Tenant shall remove the Alteration at the termination of the Lease and repair any damage to the Leased Premises caused by their removal, and (4) no such Alteration shall impact or otherwise affect the exterior or structural components of the Buildings.

      Subject to Paragraph 6.1(a), Tenant shall not make any Alterations to the Leased Premises or Property (other than to the Removable Tenant Improvements) until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord's reasonable discretion. Tenant's written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject Alteration at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant's removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the Alteration was completed). In no event shall Tenant be allowed make any Alteration that will impact or otherwise affect the exterior or structural components of the Buildings.

      All Alterations, once so approved (if approval is required pursuant to the terms hereof), shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such Alterations until (1) all required governmental approvals and permits shall have been obtained, (2) all requirements regarding insurance imposed by this Lease have been satisfied, (3) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (4) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.

    Ownership Of Improvements. All Removable Tenant Improvements and Alterations thereto shall be the sole and separate property of Tenant. The Outside Areas, the Building Shells, the Landlord's Improvements (as defined in Schedule 1) and any Alterations thereto shall be deemed part of the Leased Premises but shall at all times the sole and separate property of Landlord. The Property shall at all times remain the sole and separate property of the Landlord. Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord, except to the extent permitted by and then only in accordance with Schedule 1 to this Lease. The Building Shells, and the Landlord's Improvements, and any Alterations thereto, shall not be altered (except in accordance with Paragraph 6.1) or removed from the Leased Premises at any time. At the expiration or sooner termination of this Lease, Tenant shall remove all Removable Tenant Improvements and Alterations thereto in accordance with Paragraph 2.6 of the Lease, unless Landlord shall have otherwise agreed in writing. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any of the Landlord's Improvements or any Alterations thereto. All Alterations which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord.

    Alterations Required By Law. Subject to the provisions of Paragraphs 4.11 and 5.1(b) and Articles 10 and 11, Tenant shall make all Alterations to the Leased Premises or any portion thereof, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any Alteration to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any Alteration to the Buildings or the Property for any reason other than the failure of Landlord's Work to have been completed in a good and workmanlike manner and in compliance with applicable Laws in effect as of the date the same was completed, the cost incurred by Landlord in making such Alteration, including interest at a rate equal to the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two"), but in no event more than the maximum rate of interest not prohibited or made usurious (the "Amortization Rate"), shall be amortized by Landlord over the useful life of such Alteration, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost and shall be paid by Tenant to Landlord commencing on the first day of the month following completion of said work and thereafter on the first day of each calendar month during the Lease Term. At Tenant's request, Landlord shall present to Tenant reasonably acceptable documentation of Landlord's costs and the applicable calculations. Notwithstanding the foregoing, in the event that Tenant would be required by this Paragraph 6.2 to make a Alteration to the Building Shells or the Landlord's Improvements that would be considered a "capital improvement" as determined in accordance with generally accepted accounting principles due solely to a Law applicable to commercial buildings generally, Landlord shall make such repair or replacement and charge to Tenant, as Additional Rent, the cost thereof (provided that the cost of such Alteration shall be amortized over its useful life with interest at Wells Prime Plus Two and only the amortizing portion of such cost shall be included in Additional Rent on a monthly basis).

    Liens. Tenant shall keep the Property and every part thereof free from any lien resulting from any action or inaction of Tenant, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to such work or obligations. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after knew or should have known that the same had been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

  ARTICLE 7

  Assignment And Subletting By Tenant

    By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Landlord's prior written consent (which shall not be unreasonably withheld or delayed) shall be required for all subleases or assignments by any subtenant, sub-subtenant or other occupant of the Leased Premises. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

      in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than for a Permitted Use, would entail any alterations not permitted by the terms of this Lease, or would require increased services by Landlord;

      the financial worth of the proposed assignee does not meet the credit standards then customarily applied by commercial landlords for projects of similar size and use as the Property;

      the proposed assignee or sublessee (or any of its affiliates), in the ten years prior to the assignment or sublease, has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy which has not been released within sixty (60) days, or has been adjudged insolvent;

      Landlord has been or is litigation with the proposed assignee;

      in Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

      the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

      the proposed assignment or sublease fails in any material respect to include all of the terms and provisions required to be included therein pursuant to this Article 7; or

      Tenant is in default of any material obligation of Tenant under this Lease which will not be cured prior to or concurrently with the proposed assignment or sublease being effective.

    Merger, Reorganization, or Sale of Assets. Except as provided in this Paragraph 7.2, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Upon Landlord's request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief operating officer, which shall provide the following information: (a) the names of all of Tenant's shareholders and their ownership interests at the time thereof, provided Tenant's shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant's principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant's ownership that Landlord reasonably requests. In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to such entity, it shall be a condition to Landlord's consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption). Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord's prior written consent, without any participation by Landlord in Assignment Consideration or Excess Rentals, and without in any way releasing Tenant from any liability under this Lease, sublet the Leased Premises or assign the Lease to (each, a "Permitted Assignee"): (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets in the Leased Premises, provided any such Permitted Assignee meets the credit standards then customarily applied by commercial landlords for projects of similar size and use as the Property. For the purpose of this Lease, (i) sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Leased Premises and (2) withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner of the Tenant, or the dissolution of a partnership which is the Tenant, shall not be deemed an assignment or subletting.

    Landlord's Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must (unless the transaction by the express terms of this Article 7 does not require Landlord's consent) first notify Landlord, in writing, of its intent to so assign or sublet, at least ten (10) business days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail (i) the terms of such proposed assignment or subletting, (ii) the name of the proposed assignee or sublessee, (iii) the property assignee's or sublessee's intended use of the Leased Premises, (iv) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, (v) the form of documents to be used in effectuating such assignment or subletting and (vi) such other information as Landlord may reasonably request within five (5) business days after delivery to Landlord of all of the foregoing. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information specified above within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

    Conditions To Landlord's Consent. If Landlord consents (unless such consent is not required by the express terms of this Article 7) to any proposed assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting (unless the transaction by the express terms of this Article 7 does not require Landlord's consent) made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

      Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with in all material respects.

      If a sublease, then each such sublessee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased and if an assignment, then each assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume and be bound by, and to perform the obligations of this Lease.

      Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

      [DELETED]

      Tenant having delivered to Landlord a complete and fully- executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

      Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

        If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid; or

        If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

        If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

    Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (a) the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, with a deduction for market rate leasing commissions incurred and paid by Tenant but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and (b) the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, with a deduction for market rate leasing commissions incurred and paid by Tenant but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease; provided, however, that in order to defray some of the cost of Tenant's construction of the Tenant Improvements in accordance with the Work Letter, Tenant shall be entitled to retain the first one dollar ($1.00) per month per square foot in Assignment Consideration or Excess Rentals. At the end of the 12th month after the Rent Commencement Date and at the end of each 12 month period thereafter (until the Lease Expiration Date), such $1.00 per month shall be increased by 3.5% per annum compounded annually. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

    Payments. Tenant shall promptly reimburse to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

    Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith.

    Effect Of Landlord's Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting by Tenant or any subtenant, sub-subtenant or other occupant of the Leased Premises.

  ARTICLE 8

  Limitation On Landlord's Liability And Indemnity

    Limitation On Landlord's Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Buildings, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Buildings or the Leased Premises; (ii) the vandalism or forcible entry into the Buildings or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Buildings or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Buildings or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Buildings or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's the gross negligence or willful misconduct of Landlord or its partners, principals, members, officers, agents, employees, contractors, lenders, attorneys, and consultants, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

    Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

    Tenant's Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law by Tenant or its partners, principals, members, officers, agents, employees, contractors, lenders, attorneys, and consultants, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Buildings or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Buildings, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord or its partners, principals, members, officers, agents, employees, contractors, lenders, attorneys, and consultants. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

  ARTICLE 9

  Insurance

    Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

      Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

        Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Buildings, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain "blanket contractual liability" and "broad form property damage" endorsements insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

        Fire and property damage insurance in "special form" coverage insuring Tenant against loss from physical damage to the Removable Tenant Improvements, Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

        [intentionally deleted];

        Plate glass insurance, at actual replacement cost;

        Boiler and machinery insurance, to limits sufficient to restore the Buildings;

        [intentionally deleted];

        Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

        With respect to making of any Alterations or the like (other than the Tenant Improvements, which are governed by the Work Letter) undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

      Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(ii) and (vii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

      Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate, provided such insurance is customarily maintained or required for projects similar to the Leased Premises.

    Landlord's Insurance. With respect to insurance maintained by Landlord:

      Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building Shells, and the Landlord's Improvements with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve (12) months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; and (ii)  may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood. Landlord shall not be required to cause such insurance to cover any of the Removable Tenant Improvements or Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates. In the event Landlord elects to carry earthquake insurance or is required to carry earthquake insurance by any Lender, Landlord shall notify Tenant of the rates and the deductibles obtained by Landlord for such insurance. Within ten (10) days thereafter, Tenant shall have the right to propose lower cost insurance, which Landlord may elect to take in its reasonable discretion; provided, however, that in no event shall Landlord be required to take any earthquake insurance that does not comply with the requirements (including any maximum deductible) of any Lender.

      Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Five Million Dollars ($5,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

      Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

    Mutual Waiver Of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord hereby releases Tenant and Tenant's shareholders, partners, principals, members, officers, directors, agents, employees, contractors, subtenants, successors, assigns, and servants, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, contractors, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried or required to be carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent not prohibited by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Each party shall use commercially reasonable efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation against the parties released above in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

  ARTICLE 10

  Damage To Leased Premises

    Landlord's Duty To Restore. If the Leased Premises, the Buildings or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Building Shells, and the Landlord's Improvements or the Outside Areas, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any Removable Tenant Improvements, or Alterations made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures.

    Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. All insurance proceeds available from the fire and property damage insurance carried by Tenant shall be paid to and become the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2. In the event this Lease is not terminated pursuant to Paragraphs 10.3 or 10.4 below, any insurance proceeds received by Landlord in excess of $250,000 shall be paid directly to the Lender for disbursement in accordance with the loan documents affecting the Property or, if there is no Lender, shall be deposited into an escrow controlled solely by Landlord for disbursement to fulfill Landlord's obligations under this Lease.

    Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

      The Buildings are damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Buildings exceeds the insurance proceeds available to Landlord from insurance actually carried by Landlord plus any amount that the Tenant agrees in writing to contribute towards restoration and actually deposits such amounts in an escrow fund jointly controlled by Tenant and Landlord;

      The Buildings are damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease; provided, however, that, subject to the requirements of any Lender, Landlord shall not have the right to terminate this Lease if Tenant notifies Landlord in writing, within thirty (30) days after Tenant receives Landlord's written notice of termination pursuant to this Section 10.3, that Tenant will pay for the cost of restoration of the Leased Premises, in excess of any insurance proceeds to be received by Landlord and actually deposits such amounts in an escrow fund jointly controlled by Tenant and Landlord.

    Tenant's Right To Terminate. If the Leased Premises, the Buildings or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

      If the time estimated to substantially complete the restoration exceeds twelve months from and after the date the architect's or construction consultant's written opinion is delivered; or

      If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date such restoration is commenced.

    If Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article and Landlord fails to restore the improvements it is required to restore by this Article within fifteen (15) months of the date the architect's or construction consultant's written opinion is delivered, then Tenant also shall have the right to terminate this Lease upon one hundred twenty (120) days written notice to Landlord delivered after such fifteen (15) month period whereupon the Lease shall terminate on the one hundred twentieth day after Landlord's receipt of such notice; provided, however, that in the event Landlord does so restore pursuant to its obligations under this Article within such one hundred twenty (120) day period, Tenant's termination right shall be void and without force and effect.

    Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

    Abatement Of Rent. In the event of damage to the Leased Premises, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration by Landlord the Building Shells, or the Landlord's Improvements or the Outside Areas in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.

  ARTICLE 11

  Condemnation

    Tenant's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

    Landlord's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) estimated cost to restore the Buildings exceeds the net proceeds available to Landlord from such taking plus any amount that the Tenant agrees in writing to contribute towards restoration and actually deposits such amounts in an escrow fund jointly controlled by Tenant and Landlord. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

    Restoration. If any part of the Leased Premises or the Buildings are taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, promptly undertake and diligently complete the repair of any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

    Temporary Taking. If a portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

    Division Of Condemnation Award. Any award made for any taking of the Property, the Buildings, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of the Removable Tenant Improvements or Alterations thereto, the personal property, inventory or trade fixtures belonging to Tenant, or (ii) for the interruption of Tenant's business or its moving costs. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

    Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the fair market rental value of the Leased Premises immediately after the taking (taking into account any anticipated increase in the fair market rental value of the Leased Premises by reason of any anticipated reconstruction) bears to the fair market rental value of the Leased Premises immediately prior to such taking.

    Taking Defined. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

  ARTICLE 12

  Default And Remedies

    Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

      Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment one time during each year of the Lease Term, and with respect to that one late payment, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) days after such notice from Landlord. After the notice has been given, Landlord shall not be required to provide any further notices to Tenant. Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

      Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease (including the Work Letter) or Tenant shall have failed to perform any term, covenant, or condition of this Lease (including the Work Letter) (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and any such default under this subparagraph 12.1(b) is not cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default and requesting Tenant to cure the same or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

      Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

      Tenant shall have abandoned the Leased Premises; or

      Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant or any property or asset essential to the conduct of Tenant's business, and Tenant shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

      Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

      Tenant shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

      Tenant shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

    Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

      Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

      Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

        Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

        Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

        Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

      In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

      In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

        The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

        The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

        Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

    Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may cure such default and/or proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease) and/or costs incurred by Tenant in remedying Landlord's default.

    Limitation Of Tenant's Recourse. Tenant's sole recourse against Landlord shall be to Landlord's interest in the Property, the Buildings, the Leased Premises, and the Outside Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Property, the Buildings, the Leased Premises, and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

      No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company, or to obtain the property subject to execution pursuant to subpart (c), below, and then only for that sole purpose);

      No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership or limited liability company, or to obtain the property subject to execution pursuant to subpart (c), below; and

      No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord or the Property, the Buildings, the Leased Premises, or the Outside Areas.

    Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

    Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

  ARTICLE 13

  General Provisions

    Taxes On Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord at Tenant's cost and for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Buildings or the Property, or if the assessed value of the Buildings or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

    Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month (except if Landlord has otherwise agreed to a shorter term, in which case Base Monthly Rent shall be pro-rated), on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, Base Monthly Rent shall be increased to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over, and in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

    Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Buildings or the Property and which are of public record as of the Effective Date of this Lease as reflected on the pro-forma title policy attached hereto as Attachment B to Exhibit E. Tenant agrees to execute a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit G within one (1) business day of Landlord's request. Notwithstanding the foregoing, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Buildings or the Property and/or encumbering the Buildings or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all customary documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust (which may not be in the form attached as Exhibit G).

    Tenant's Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Buildings or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Buildings or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Buildings or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Buildings or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease and agrees to perform the obligations of the Landlord under this Lease.

    Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity of not less than thirty (30) days to cure the default, provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, any Lender or lessor shall have such longer period if Lender or lessor commences to cure the default during that period and diligently prosecutes such cure to completion.

    Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord's Lender or any prospective purchaser of Landlord's interest in the Leased Premises or any portion thereof, and Landlord will, following any request by Tenant, promptly execute and delivery to Tenant's lender, any prospective purchaser or merger party with respect to a Tenant business located in the Leased Premises, any prospective assignee of the Lease or any portion thereof or interest therein, or any prospective subtenant of the Lease, an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are known and claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by the requesting party or the intended recipient. A party's failure to execute and deliver such estoppel certificate within ten days after receipt of a written request therefor shall be a material default under this Lease, and the requesting party shall have all of the rights and remedies available in the case of any other material default by the defaulting party, including the right to sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in a requesting party being unable to perform committed obligations to other third parties which were made by the requesting in reliance upon this covenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon only by the intended recipient and not by the parties to this Lease.

    Tenant's Financial Information. If Tenant is not an SEC reporting company, Tenant shall, within ten (10) business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Buildings, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord or the recipient to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

    Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Buildings, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Buildings or the Property.

    Force Majeure. The obligations of each of the parties under this Lease (other than the obligations to pay money and the obligations and termination rights of the parties under Article 17) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or weather which prevents contractors from working, fire or other acts of God beyond the reasonable control of the party required to perform ("Force Majeure").

    Notices. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

    If to Landlord: Drawbridge/Forbes, LLC

    20 La Ferrera Terrace

    San Francisco, California 94133

    Attention: Mark Whiting
    Facsimile: (415) 391-4430

    with a copy to: Cooley Godward LLP

    One Maritime Plaza

    20th Floor

    San Francisco, California 94111

    Attention: Paul Churchill
    Facsimile: (415) 951-3699

    If to Tenant: Prior to the Rent Commencement Date:

    Cell Genesys, Inc.

    342 Lakeside Drive

    Foster City, California 94404

    Attention: Chief Financial Officer

    After the Rent Commencement Date:

    At the Leased Premises.

    with a copy to: Wilson Sonsini Goodrich & Rosati

    650 Page Mill Road

    Palo Alto, California 94304-1050

    Attention: Real Estate Department

    Facsimile: (650)493-6811

    Any notice given in accordance with the foregoing shall be deemed received upon the date that is the earlier of (a) actual receipt or delivery; (b) refusal to accept delivery; or (c) attempted delivery if the addressee changed addresses but failed to notify the other party in the manner called for under this Lease.

    Attorneys' Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

    Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

      Real Property Taxes. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Expense Share of (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

      Landlord's Insurance Costs. The term "Landlord's Insurance Costs" shall mean Tenant's Expense Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Buildings and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. Notwithstanding the foregoing "Landlord's Insurance Cost" shall not include increases in insurance costs caused by Existing Hazardous Materials or Landlord's Post Commencement Hazardous Materials.

      Property Maintenance Costs. The term "Property Maintenance Costs" shall mean Tenant's Expense Share of all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees equal to 3% of Base Monthly Rent, (ii) the amortizing portion of any costs incurred by Landlord in the making of any repairs, replacements, modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Buildings (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Buildings, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Buildings. To the extent any of the foregoing items described in clause (iii) constitute capital repairs or replacements under generally accepted accounting principles, consistently applied, then only the amortizing portion of such capital repairs or replacements shall constitute Property Maintenance Costs; such amortization shall be over the useful life of the applicable repair or replacement, and shall employ an interest rate of Wells Prime Plus Two.

      Property Operating Expenses. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

      Law. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Buildings or the Property, or any of them, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

      Lender. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by a recorded deed of trust or mortgage upon the Property or any portion thereof.

      Private Restrictions. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Buildings, the Leased Premises, or the Outside Areas.

      Rent. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

    General Waivers. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

    Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. The term "governmental agency" or "governmental authority" or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Private Restrictions. Where Landlord's consent is required it shall be deemed reasonable for Landlord to withhold its consent if a Lender withholds its consent (provided Landlord uses commercially reasonable efforts to obtain Lender's consent). Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where a party is obligated not to perform any act or is not permitted to perform any act, the party is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

    Parking and Traffic. Without in any way limiting any other provision of this Lease, Landlord and Tenant agree as follows:

      Landlord has advised Tenant that the approval of the development and construction of the Buildings and improvement of the balance of the Property (collectively, the "Project") by the City is or will be conditioned upon, among other things, Landlord's development and implementation of a Transportation Demand Management Plan (the "TDMP") pursuant to which Landlord is required to undertake various measures to try to reduce the volume of traffic generated by the Project. Landlord shall be responsible for obtaining the initial permit for and approval of the TDMP from the City. Tenant shall be responsible for compliance with all aspects of the TDMP so approved and the costs arising therefrom, including but not limited to (i)  designating one of its employees to act as a liaison with Landlord in facilitating and coordinating such programs as may be required from time to time by governmental agencies and/or by the terms of the TDMP to reduce the traffic generated by the Project (as required by the City as part of the conditions of approval of this project) and to facilitate and encourage the use of public transportation, (ii) making reasonable efforts to encourage cooperation and participation by Tenant's employees in the programs implemented from time to time pursuant to the TDMP, including (but not limited to) programs described in this Paragraph 13.15, and (iii)  cooperating with Landlord in identifying an appropriate area within the Buildings where an information kiosk can be maintained for the dissemination of transportation-related information, to be updated from time to time by Landlord's designated transportation coordinator.

      Tenant also acknowledges that Landlord has informed Tenant that: (1) In order to be consistent with the TDMP, it is expected that a specified percentage (presently anticipated to be ten percent (10%) of Project parking spaces will be designated for carpool, vanpool and clean fuel vehicles. Among other things, the City may or will require that Landlord charge a monthly parking fee for each parking space allocated to tenants and their employees. (2) The monthly fee per parking space is not yet known by Landlord, but monthly fee per parking space in another recently approved project in the City (the "Brittannia Oyster Point Project") was $20 per parking space for each of the first five (5) years after the applicable rent commencement date, $30 per parking space for years six (6) through ten (10) after the applicable rent commencement date, and $40 per parking space for years eleven (11) through fifteen (15) after the applicable rent commencement date. (3) The policies and requirements of the City may require or suggest that Tenant pass through these parking charges to Tenant's employees using the spaces.

      On or about the date Tenant commences business in the Building, Landlord intends to provide Tenant with an appropriate number of packets of employee transportation information, presently expected to include (but not be limited to) information about carpool parking; schedules and maps for SamTrans, Caltrain, BART and shuttle services operating to and from the Property; and a bicycle map. Landlord shall thereafter provide updated copies of the employee transportation information packet to Tenant from time to time, as appropriate, and shall make additional copies of the packet available to Tenant from time to time, upon request by Tenant, for new employees. Tenant shall distribute copies of the employee transportation information packet to all employees commuting to the Property at the time Tenant commences business in the Building, shall thereafter distribute copies of the packet to new employees from time to time, and shall distribute updated packets to all employees from time to time when and as such updated packets are furnished to Tenant by Landlord.

      Landlord expects to be required to conduct, pursuant to the TDMP, annual surveys of its tenants and their employees regarding both quantitative and qualitative aspects of commuting and transportation patterns at the Project. Landlord anticipates that these surveys will be prepared, administered and analyzed by an independent transportation consultant retained by the City, and will be summarized by that consultant in an annual report to be submitted by that consultant to the City and the City of South San Francisco Redevelopment Agency (the "Redevelopment Agency") with respect to the Project. Tenant shall cooperate with Landlord, and use reasonable efforts to cause Tenant's employees to cooperate, in the completion and return of such surveys from time to time, when and as requested by Landlord. Tenant acknowledges and understands that employees who fail to respond to such surveys may be counted as drive-alone commuters under the TDMP provisions.

      Landlord has advised Tenant that: (1) Pursuant to conditions imposed or expected to be imposed by the City and the Redevelopment Agency, Landlord may incur financial penalties if implementation of the TDMP at the Project fails to achieve a target rate of at least some minimum percentage (thirty-five percent (35%) at the Britannia Oyster Point Project) alternative mode transportation usage (the "Alternative Mode Standard") by employees working at the Project, as reflected in the surveys conducted pursuant to Paragraph 13.15(d) above. (2) Any such financial penalties shall be imposed by the Redevelopment Agency, in its sole discretion, based on its review of the annual reports submitted from time to time pursuant to Paragraph 13.15(d) above. (3) The amount of such financial penalties for the Britannia Oyster Point Project were set at $15,000 per year for each percentage point (if any) by which, after a phase-in period (two (2) years after the granting of a certificate of occupancy) for each building, the aggregate rate of alternative mode transportation usage by employees throughout the Britannia Oyster Point Project falls short of the Alternative Mode Standard. If any such financial penalties are imposed on Landlord for failure to meet the Alternative Mode Standard on a Project-wide basis for any applicable survey period, then Landlord shall be entitled to pass such financial penalties through to all tenants of the Project whose employees have failed to demonstrate (pursuant to the applicable surveys) compliance with the Alternative Mode Standard for the applicable period (each such tenant being hereinafter referred to as a "Noncomplying Tenant" for that period), in which event the actual penalty amount shall be allocated among the Noncomplying Tenants for the applicable period in the following manner: Each Noncomplying Tenant shall be liable for a portion of the applicable penalty amount equal to a fraction, the numerator of which is the number of employees by which such Noncomplying Tenant fell short of meeting the Alternative Mode Standard for the applicable period and the denominator of which is the sum of the respective numbers of employees by which all Noncomplying Tenants, in the aggregate, fell short of meeting the Alternative Mode Standard for the applicable period. Each such Noncomplying Tenant shall pay its share of the applicable penalty amount to Landlord within thirty (30) days after receipt of written demand from Landlord, accompanied by supporting documentation evidencing the applicable penalty amount, as provided by the Redevelopment Agency or its consultant, and demonstrating in reasonable detail the calculation of such Noncomplying Tenant's share of that penalty amount. Under no circumstances shall Tenant be required to bear any portion of any penalties contemplated in this paragraph with respect to any period as to which Tenant can demonstrate that its employees, as evidenced by the applicable survey(s) for that period, met the Alternative Mode Standard. If Tenant subleases any portion(s) of the Buildings from time to time, then for purposes of this Paragraph 13.15, as between Tenant and Landlord, Tenant shall be fully and solely responsible for compliance by its subtenant(s) and their employees with the requirements of this Paragraph 13.15, and all surveys and reports submitted by Tenant to Landlord and/or to the independent consultant pursuant to this Paragraph 13.15 shall cover the entirety of the Buildings and shall report figures for Tenant and its subtenant(s) on an aggregate basis. Nothing in the preceding sentence, however, shall preclude Tenant, as between itself and its subtenant(s), from allocating to such subtenant(s) in the applicable sublease agreement any compliance obligations and/or penalty reimbursement obligations under this Paragraph 13.15(e), but no such allocation shall be binding on Landlord or require Landlord to deal directly with any such subtenant(s) regarding the matters addressed in this Paragraph 13.15. If Tenant believes, reasonably and in good faith, that there are circumstances particular to the nature of Tenant's business operations that would justify a mitigation of penalties and/or a modification of the implementation of the TDMP as applied to Tenant's business, and requests in writing (with supporting information describing, in reasonable detail, the circumstances on which Tenant is relying) that Landlord present such mitigation or modification arguments to the Redevelopment Agency, or it Tenant has other good reason to challenge the imposition of any cost or penalty which Tenant would bear with respect to the TDMP, then Landlord shall forward such arguments to the Redevelopment Agency, but Tenant acknowledges and understands that any decision with respect to such mitigation and/or modification arguments will be in the sole discretion of the Redevelopment Agency and agrees that Landlord shall have no liability to Tenant if such mitigation and/or modification arguments or other contest are not accepted by the Redevelopment Agency provided however, that Landlord shall cooperate with Tenant (at Tenant's cost) in contesting any cost or penalty.

  ARTICLE 14

  Authority
  Brokers And Entire Agreement

    Authority.

      If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants on behalf the Tenant and not in his/her personal capacity, that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease, if Tenant fails to provide such resolution within three (3) business days following Landlord's written notice to Tenant that it intends to terminate this Lease as a consequence of non-delivery of such resolutions.

      Each individual executing this Lease on behalf of Landlord represents and warrants, on behalf of Landlord and not in his/her personal capacity, that Landlord is validly formed and duly authorized and existing, that Landlord is qualified to do business in the State in which the Leased Premises are located, that Landlord has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms. Landlord shall deliver to Tenant within thirty days after execution of this Lease, a resolution of the members of Landlord authorizing the execution of this Lease and the transactions contemplated hereby.

    Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen (other than the Broker named in Article 1) to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) and that it will pay and be solely liable for any real estate brokerage commissions, leasing commissions or finder's fees payable to the Brokers named in Article 1.

    Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

    Representations. Tenant and Landlord acknowledge that neither party nor any of its agents made any representations or warranties respecting the Property, the Buildings or the Leased Premises, upon which the other party relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact number of Rentable Square Feet, and that Tenant relies solely upon the terms of this Lease and its own investigations with respect to such matters. Tenant and Landlord expressly waive any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of the other party or its agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

    Approvals. Except where a standard or time is expressly set forth in the Lease, whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

    Memorandum of Lease; Termination Agreement. Concurrently with the execution of this Lease: (a) Landlord and Tenant shall cause to be recorded a Memorandum of this Lease in the form of Exhibit H attached hereto, setting forth the rights of Tenant under this Lease and the rights of Tenant under the Purchase Option and the Right of First Refusal, executed by the Landlord and Tenant, and (b) Tenant shall execute, have acknowledged, and deliver to Landlord in trust (to be held in accordance with the terms of this Lease) a Termination of Option Agreement in the form of Exhibit I attached hereto (the "Option Termination Agreement") and a Termination of ROFR Agreement in the form of Exhibit J attached hereto (the "ROFR Termination Agreement"), and Tenant hereby irrevocably authorizes Landlord to record or cause to be recorded the Option Termination Agreement and/or the ROFR Termination Agreement, as applicable, in the Official Records of San Mateo County at any time that Landlord has the right, pursuant to any of the terms of this Lease or any exhibit attached hereto, to terminate this Lease or to terminate the Purchase Option or the Right of First Refusal (including but not limited to arising out of a default by Tenant or the natural expiration of the Purchase Option).

  ARTICLE 15

  Options To Extend

    So long as Cell Genesys, Inc. or a Permitted Assignee is the Tenant hereunder and occupies no less than 50% of the Rentable Square Feet of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five (5) years from the expiration of the initial fifteen (15) year Lease Term (the "First Extension Period"), and the second (the "Second Extension Period") for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

      Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than fifteen months nor less than twelve months prior to the expiration of the initial Lease Term or the expiration of the First Extension Period, as applicable;

      Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

    In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the First Extension Period or Second Extension Period, as applicable, upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the First Extension Period or Second Extension Period, as applicable shall be the "Fair Market Rent" for the Leased Premises, with annual increases as determined as part of the process set forth below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Leased Premises below the amount due from Tenant for the month immediately preceding the applicable extension period. No leasing commissions shall be due or payable to any broker retained by Tenant with regard to this Lease for any Extension Period.

    Within thirty (30) days after receipt of Tenant's notice of exercise, Landlord shall and Tenant shall each notify the other in writing of Landlord's estimate of the Fair Market Rent for the applicable extension period, based on the provisions of Paragraph 15.2 above. For purposes hereof, "Fair Market Rent" shall mean collectively, (1) Base Monthly Rent for the first year of the applicable extension period, taking into account any capital improvement costs to be passed through as Additional Rent during such period and (2) the annual increases determined at the time Base Monthly Rent for the first year is determined. Within thirty (30) days after receipt by both parties of the respective notices, Landlord and Tenant shall meet to attempt to agree on the Fair Market Rent. In the event Landlord and Tenant cannot agree on the Fair Market Rent within such thirty (30) day period, Tenant shall have the right either to (i) accept Landlord's statement of Fair Market Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof; or (iii) rescind Tenant's notice of exercise. Failure on the part of Tenant to either require arbitration of Fair Market Rent or rescind its notice within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

    In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

      At the time Tenant's elects arbitration under Paragraph 15.3 above, Tenant shall send to Landlord a notice specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate broker with no less than 7 years experience leasing of similar industrial, research and development, or office space in Northern San Mateo County. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

      In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. The arbitrators shall be instructed that they must choose a Fair Market Rent of Landlord's proposal or Tenant's proposal or a number in between the two. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of San Mateo, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

      Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

      In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

      The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

  ARTICLE 16

  Telephone Service

  Notwithstanding any other provision of this Lease to the contrary, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Buildings, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees.

  ARTICLE 17

  Purchase Option; Termination of Purchase Option and/or Lease

    So long as Cell Genesys, Inc. or a Permitted Assignee is the Tenant hereunder as of the date of the exercise of the option granted herein, and subject to the conditions set forth below, Tenant shall have the option to purchase the Property from Landlord subject to the following conditions ("Purchase Option"):

      The Purchase Option shall be effective as of the Effective Date of this Lease, but Tenant's right to exercise the Purchase Option shall commence on the date which is the earlier to occur of (i) August 15, 2003, or (ii) the Rent Commencement Date, and shall terminate at 5:00 p.m. local time at the Property on the date which is thirty (30) days thereafter ("Purchase Option Period").

      Tenant shall notify Landlord of its election to exercise the Purchase Option by giving Landlord written notice ("Notice of Exercise of Purchase Option") at the address and in the manner set forth in Section 13.10 hereof during the Purchase Option Period, upon which event the Purchase Terms attached as Exhibit E hereto and incorporated herein by this reference ("Purchase Terms"), shall govern the purchase of the Property by Tenant. The close of escrow shall occur thirty (30) days after the Notice of Exercise of Purchase Option, provided that Tenant shall have the right (in such Notice of Exercise of Purchase Option ) to extend the close of escrow to a date selected by Tenant, which date shall be not later than one hundred twenty (120) days after the Notice of Exercise of Purchase Option. The Notice of Exercise of Purchase Option shall be in the form attached to this Lease as Exhibit E- 1. In the event Tenant exercises the Purchase Option, the Lease Term shall continue for all purposes until the Closing Date (as determined in accordance with Exhibit E).

      Notwithstanding anything to the contrary contained herein, if Tenant is in default (beyond any applicable notice and cure periods) under any of the material terms, covenants or conditions of this Lease at the time Tenant exercises the Purchase Option, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Purchase Option upon notice to Tenant.

    Upon exercise of the Purchase Option by Tenant, but subject to Paragraph 17.3 below, Landlord agrees to sell the Buildings to Tenant at a purchase price ("Option Purchase Price") equal to the product of (a) the rentable square footage of the Buildings, multiplied by (b) $340, subject to subparagraph 17.3(d) below. For example, if the rentable square footage of the Leased Premises (as measured pursuant to Article 1 above) is 154,000, then the Option Purchase Price would be $52,360,000.

    Notwithstanding the foregoing or any other provision of this Lease or the attached exhibits (or the Memorandum of Lease) to the contrary:

      Landlord shall use commercially reasonable efforts to process and obtain on or before February 15, 2002 approval from the City to change the use of the Property to biotechnology research and development facility generally consistent with the provisions of the Work Letter, containing no less than 140,000 of Rentable Square Feet in the Leased Premises. In the event Landlord is unable to process and receive by February 15, 2002, from the City, approval to permit the Leased Premises to be used as a biotechnology research and development facility generally consistent with the provisions of the Work Letter for Leased Premises containing no less than 140,000 Rentable Square Feet, then Tenant shall have either (1) the right terminate this Lease by providing written notice to Landlord no later than March 1, 2002 or (2) the right to purchase the Property in accordance with Paragraph 17.3(f) below by providing a Notice of Exercise of Purchase Option no later than March 1, 2002. If notice of Tenant's election under one the options in the foregoing sentence is not timely provided, Tenant shall have no further rights under this Paragraph 17.3(a), but Tenant's rights under Paragraph 17.1 and the other provisions of this Lease shall survive. If a notice of termination is timely provided, Landlord shall refund to Tenant any prepaid rent or security deposits then held by Landlord not previously applied in accordance with the terms of this Lease.

      In the event that, despite Landlord's commercially reasonable efforts, Landlord is unable to process and receive by June 15, 2002, from the City, approval to permit the Leased Premises to be used as a biotechnology research and development facility(and Tenant has not exercised the option set forth in Section 17.3(a)), then Landlord shall have the right to terminate this Lease by providing written notice of such termination to Tenant no later than July 1, 2002.

      If, despite Landlord's commercially reasonable efforts, the maximum Rentable Square Feet of the Leased Premises as reflected on the Final Shell Plans (defined in the Work Letter) approved by the City and employing the Measurement Method is less than 140,000, each of Landlord shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after City approval of the Final Shell Plans.

      If the Rentable Square Feet of the Leased Premises as reflected on the Final Shell Plans (defined in the Work Letter) and employing the Measurement Method is less than 150,000 (but 140,000 or more), neither party shall have a right to terminate this Lease on account thereof, but Base Monthly Rent and Option Purchase Price shall be adjusted as follows:

        If the Rentable Square Feet are 140,000 to 144,999, then the Base Monthly Rent shall commence at the lesser of (A) $3.15 per Rentable Square Foot or (B) $449,500 (and be subject to annual adjustment as set forth in Article 1).

        If the Rentable Square Feet are 145,000 to 149,999, then the Base Monthly Rent shall commence at the lesser of (A) $3.10 per Rentable Square Foot or (B) $457,500 (and be subject to annual adjustment as set forth in Article 1).

        The Option Purchase Price shall be $52,360,000, minus the sum of (A) $85 multiplied by (B) 154,000 minus the actual Rentable Square Feet in the Leased Premises as reflected on the Final Shell Plans (but only if such number is a positive number), up to a maximum subtraction of $1,190,000 (14,000 Rentable Square Feet times $85).

      Landlord shall use commercially reasonable efforts to obtain on or before November 15, 2002, construction financing for Landlord's Work. In the event Landlord fails to close construction financing by November 15, 2002, Tenant shall have either (1) the right to terminate this Lease by delivering written notice to Landlord no later than December 15, 2002 or (2) an option to purchase the Property in accordance with Paragraph 17.3(f) below by delivering a Notice of Exercise of Purchase Option to Landlord no later than December 15, 2002 or (3) to option to provide the Tenant Construction Loan (as defined below) by delivering written notice to Landlord no later than December 15, 2002. If notice of Tenant's election under one the options in the foregoing sentence is not timely provided, Tenant shall have no further rights under this Paragraph 17.3(e) and Landlord may thereafter terminate this Lease upon written notice to Tenant on or before December 31, 2002. In the event of any termination in accordance with the foregoing, Landlord shall refund to Tenant any prepaid rent or security deposits then held by Landlord not previously applied in accordance with the terms of this Lease. For purposes hereof, "Tenant Construction Loan" shall mean a construction loan, to Landlord in the amount Landlord has requested from third party lenders, at a rate of the 30 day LIBOR plus 250 basis points, for a term of 18 months (and otherwise on commercially reasonable terms substantially equivalent to the terms and conditions typically provided by lenders contacted by Landlord). Notwithstanding the foregoing, if in the period between September 15, 2002 through November 15, 2002, Landlord obtains a commitment or term sheet for construction financing acceptable to Landlord, Landlord shall have the right by written notice to Tenant, to extend all of the dates noted above by an additional sixty days in order to close the construction financing.

      In the event Tenant exercises its option to purchase the Property in accordance with Paragraph 17.3(a) or Paragraph 17.3(e) above, such option shall be subject to the conditions set forth in Paragraph 17.1(c), and the purchase shall be on the terms set forth in Exhibit E, the Purchase Price shall be $34,650,000, and the Closing Date shall be thirty (30) days after Tenant delivers its written election notice in accordance with Paragraph 17.3(a) or Paragraph 17.3(e) (or such later date (not beyond 120 days) specified in the Notice of Exercise of Purchase Option, and the Lease Term shall continue for all purposes until the Closing Date (as set forth in Exhibit E).

    In the event Tenant does not timely exercise the purchase options in accordance with this Article 17, Landlord shall be entitled to cause to be recorded in the Official Records of San Mateo County the Option Termination Agreement. In addition, upon any termination of this Lease (other than due to Landlord's default hereunder), the Purchase Option shall also terminate, except that Tenant shall have the right to both terminate this Lease and exercise the Purchase Option as set forth in Paragraph 17.3(e) above.

  ARTICLE 18

  Right of First Refusal

    So long as Cell Genesys, Inc. or a Permitted Assignee is the Tenant hereunder as of the date of the exercise of the right granted herein, and subject to the conditions set forth below, Tenant shall have one right of first refusal to purchase the Property from Landlord subject to the following conditions ("Right of First Refusal"):

      If Landlord receives a bona fide offer from a third party to purchase the Property which Landlord desires to accept (a "Third Party Offer"), then Landlord shall offer to Tenant in writing the right to purchase or acquire or ground lease (as the case may be) the Property in accordance with the terms of such Third Party Offer, but excluding any representations or warranties relating to the physical or environmental condition of the Property (the "Offer Notice"). Tenant shall accept such offer, if at all, in writing and within ten (10) calendar days from the date Landlord delivers the Offer Notice to Tenant. In the event Tenant does not accept Landlord's offer as set forth in the Offer Notice, in a writing delivered to Landlord within such ten (10) calendar day period, the Right of First Refusal shall automatically terminate and Tenant shall have no further right to purchase the Property upon the sale of the Property to the third party in accordance with the terms of the bona fide third party offer, and the Right of First Refusal shall automatically terminate and Tenant shall have no further right to purchase the Property, and Landlord shall be entitled to cause to be recorded in the Official Records of San Mateo County the ROFR Termination Agreement.

      In the event Tenant does accept Landlord's offer as set forth in the Offer Notice, in a writing delivered to Landlord within such ten (10) calendar day period, then Landlord shall sell and Tenant shall purchase the Property on the terms set forth in the Offer Notice and the terms set forth Exhibit E (to the extent consistent with the Offer Notice). In the event Tenant exercises its right hereunder, the Lease Term shall continue for all purposes until the Closing Date (as set forth in such agreement). In the event Tenant does accept Landlord's offer but fails to acquire the Property for any reason other than a failure of the conditions set forth in Section 3.2(a)(i) and (ii) of the Purchase Terms the Right of First Refusal shall automatically terminate and Tenant shall have no further right to purchase the Property, and Landlord shall be entitled to cause to be recorded in the Official Records of San Mateo County the ROFR Termination Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

Landlord:

Drawbridge/Forbes, LLC, a California limited liability
company

By: Drawbridge Partners LLC, a Delaware limited liability company, its Manager

Dated: By:

Mark S. Whiting, Manager

By:

Mark Pearson, Member

Tenant:

Cell Genesys, Inc., a Delaware corporation

Dated:_____________ By:_____________

Name:_________________

Title:_____________________

Exhibit A

SITE PLAN

Exhibit B

WORK LETTER

THIS WORK LETTER ("Work Letter") sets forth the agreement of Landlord and Tenant with respect to the Tenant Improvements and Landlord's Work to be constructed on the Property. In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control. All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

    Landlord's Work. Landlord, at its sole cost and expense, shall perform or cause to be performed the "Landlord's Work," defined herein to mean demolition of the Existing Building and construction of two (2) concrete tilt-up building shells substantially in accordance with final plans and specifications to be submitted to and approved by the Tenant pursuant to Section 1(b) below and by the City (once so approved, the "Final Shell Plans"), which building shells shall contain only the items listed on Exhibit B-2 or shown on the Final Shell Plans (the "Building Shells"). Landlord's Work shall upon completion be in compliance with all then-applicable Laws and Private Restrictions (except to the extent noncompliance is the result of Tenant- requested changes in the Preliminary or Final Shell Plans). Landlord's Work shall be performed using a general contractor selected by Landlord from the contractors listed Exhibit B-1; provided that Landlord may use contractors other than those on Exhibit B-1 subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

    Landlord shall cause WHL Architects ("Architect") to prepare initial plans for construction of the Building Shells based on the shell specifications attached as Exhibit B-2 and the site plans attached as Exhibit B-3 (the "Preliminary Shell Plans"). The Preliminary Shell Plans shall provide for accommodation of Tenant's sewer line in the Buildings' slabs and may incorporate either of the site plans attached at Exhibit B-3 or be a combination thereof, as reasonably approved by Landlord and Tenant as set forth below, provided that in no event shall the design of the Project provide for a lobby larger than 6,000 square feet or for a number of parking spaces less than 3 spaces per 1,000 (in Landlord's discretion, provided that in no event shall the parking be less than 2.75 per 1,000) Rentable Square Feet (excluding the Rentable Square Feet of the lobby). Landlord shall submit the Preliminary Shell Plans to Tenant for Tenant's approval. Tenant will provide written approval of the Preliminary Shell Plans within five (5) days after such submission. If Tenant disapproves any part of the Preliminary Shell Plans, the disapproval shall include written instructions adequate for Architect to revise the Preliminary Shell Plans. Such revisions shall be subject to Landlord's approval, which shall not be unreasonably withheld, provided that neither Landlord nor Tenant shall be entitled to request or require changes to the Preliminary Shell Plans to the extent inconsistent with Exhibits B-2 and B- 3. Tenant will finally approve the revised Preliminary Shell Plans within two (2) business days after submission thereof to Tenant. If Tenant fails to approve the Preliminary Shell Plans within the applicable periods set forth in herein, then (A) Landlord shall not be obligated to commence construction of the Building Shells, (B) Tenant shall be responsible for any resulting delay, and the cost of such delay, in Landlord's completion of the Building Shells and delivery of the Leased Premises, and (C) any such delay shall be deemed a Tenant Delay (as defined below). After Tenant's approval of the Preliminary Shells Plans, such plans shall be submitted to the City for approval.

    After approval by the City of the Preliminary Shell Plans, Landlord shall cause Architect to prepare Final Shell Plans. Tenant will provide written approval of the Final Shell Plans within five (5) days after such submission. If Tenant disapproves any part of the Final Shell Plans, the disapproval shall include written instructions adequate for Architect to revise the Final Shell Plans. Such revisions shall be subject to Landlord's approval, which shall not be unreasonably withheld. Tenant will finally approve the revised Final Shell Plans within two (2) business days after submission thereof to Tenant. If Tenant fails to approve the Final Shell Plans within the applicable periods set forth in herein, then (A) Landlord shall not be obligated to commence construction of the Building Shells, (B) Tenant shall be responsible for any resulting delay, and the cost of such delay, in Landlord's completion of the Building Shells and delivery of the Leased Premises, and (C) any such delay shall be deemed a Tenant Delay (as defined below).

    Landlord's Work shall be deemed to have been "Substantially Completed" or to have attained "Substantial Completion" as and when hereinafter set forth in this subparagraph 1(c).

      When Landlord receives written certification from Architect that construction of the foundation, structural slab on grade (except to the extent delayed by Tenant's action or inaction, including at Tenant's request to accommodate Tenant's design requirements and/or any underslab aspects of the Tenant Improvements), Landlord's underslab plumbing work, structural steel framework, decking and concrete on second floor, roof structure and installation of main fire sprinkler risers in the Buildings and all other work shown on the Final Plans (other than the Late Delivery Items and punchlist items) have been completed in accordance with the Final Shell Plans approved by the City and the parties, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Structural Completion Certificate") certifying that the construction of such portions of the Buildings have been substantially completed in accordance with the Final Shell Plans in all material respects and specifying the date of that completion. To the extent reasonably available from the City, Landlord shall include reasonable evidence that the City has signed off on the items of Landlord's Work. The delivery of such Structural Completion Certificate (and evidence from the City, if any) shall memorialize the date that the Landlord's Work was "Substantially Completed," subject to concurrence by Tenant's architect, which concurrence shall not be unreasonably withheld and shall be given (or reasonably withheld) within five (5) business days after receipt of the Structural Completion Certificate. Within five (5) business after Landlord's delivery of the Structural Completion Certificate, Landlord and Tenant (and/or their representatives) shall conduct a walkthrough of the Building Shells using diligence to specify any items remaining incomplete (pursuant to the terms of the Work Letter) or in need of repair. Landlord and Tenant within said five (5) business day period after their inspection shall prepare a "punchlist" of any items remaining incomplete (pursuant to the terms of the Work Letter) or in need of repair, and Landlord shall cause such items to be completed or corrected at its sole cost and expense within a reasonable time thereafter. Promptly after Landlord provides Tenant with the Final Completion Certificate, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord's Work. The term "Substantially Completed" shall not include the parking areas or landscaping of the Property (the "Late Delivery Items") or punchlist items. Landlord and Tenant acknowledge and agree that the Late Delivery Items shall be completed by Landlord no later than the date which is the later to occur of (A) the date Tenant actually occupies the Leased Premises for the conduct of its business or (B) June 30, 2003.

      When Landlord receives written certification from Architect that construction of the remaining improvements constituting the Landlord's Work (including the Late Delivery Items and punchlist items) has been completed in accordance with the Final Shell Plans, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Final Completion Certificate") certifying that the construction of the remaining improvements constituting Landlord's Work has been substantially completed in accordance with Final Shell Plans in all material respects, and specifying the date of that completion. Upon receipt by Tenant of the Final Completion Certificate, the Landlord's Work will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord's continuing obligations with respect to the punchlist items).

      Notwithstanding any other provisions of this Work Letter or of the Lease, if Landlord is delayed in substantially completing any of Landlord's Work necessary for issuance of the Structural Completion Certificate as a result of any Tenant Delay (as defined below), then the Rent Commencement Date (as otherwise determined in accordance with Article 1 of the Lease) shall be advanced one day earlier for each day by which such Tenant Delay delayed completion of the portions of Landlord's Work necessary for issuance of the Structural Completion Certificate, and Tenant shall reimburse Landlord in cash, within thirty (30) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), for any increased construction- related costs and expenses actually incurred by Landlord as a result of the Tenant Delay, if any.

  Changes.

    Any request by Tenant for a change in the Final Shell Plans after approval of thereof by Landlord, Tenant and City in accordance with Section 1(b) above, (a "Change") shall be accompanied by all information necessary to clearly identify and explain the proposed Change. As soon as practicable after receipt of the information describing the requested Change, Landlord shall notify Tenant of the estimated cost of such Change as well as the estimated increase in construction time caused by the Change, if any. Tenant shall approve in writing such estimates within two (2) business days after receipt of Landlord's notice. Upon receipt of such written request, Landlord shall be authorized to cause the Contractor to proceed with the implementation of the requested Change, subject to the City's approval, if required.

    The increased cost and time, as determined by Landlord, of all Changes requested by Tenant, including the cost of architectural and engineering services required to revise the Final Shell Plans to reflect such Changes and the Contractor's overhead and fee shall be paid by Tenant within thirty (30) days after demand, subject only to Landlord's furnishing to Tenant appropriate back-up information from the Contractor concerning the increased costs and increased construction time.

  Tenant Improvements. Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant's use and occupancy of the Premises (the "Tenant Improvements"). Tenant shall complete construction of the Minimum Tenant Improvements (as defined in subparagraph (m) below) no later than nine (9) months after the Landlord's Work was Substantially Completed, subject to delays caused by Force Majeure. Tenant shall also be responsible for the cost of any alterations to the Buildings required as a result of the Tenant Improvements. The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord and shall be performed in accordance with the following provisions:

    Tenant shall prepare and submit to Landlord for its approval two sets of fully dimensioned scale drawings (suitable for submission with a building permit application) for the Tenant Improvements (including plans, elevations, critical sections and details) and a specification of Tenant's utility requirements. Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by licensed architects and where appropriate, mechanical, electrical and structural engineers.

    Within 10 days after receipt of Tenant's drawings Landlord shall return one set of prints thereof with Landlord's approval and/or suggested modifications noted thereon. If Landlord has approved Tenant's drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord. If Landlord has suggested modifications without approving Tenant's drawings Tenant shall prepare and resubmit revised drawings for consideration by Landlord. All revised drawings shall be submitted, with changes highlighted, to Landlord following Landlord's return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within ten (10) days following receipt of the same.

    Tenant shall obtain all building and other permits necessary in connection with the Tenant Improvements prior to the commencement of such work. The Tenant Improvements shall (i) be constructed in compliance with all of the terms and conditions of the Work Letter and with all applicable laws and regulations, (ii) not involve changes to structural components of the Buildings unless approved by Landlord in its reasonable discretion and (iii) shall not involve any floor, roof, or wall penetrations unless approved by Landlord in its reasonable discretion.

    Prior to commencing construction, Tenant shall deliver to Landlord the following:

      The address of Tenant's general contractor, and the names of the primary subcontractors Tenant's contractor intends to engage for the construction of the Premises.

      The actual commencement date of construction and the estimated date of completion of the work, including fixturization.

      Evidence of insurance as called for hereinbelow.

      An executed copy of the applicable building permit for such work.

    After final approval of Tenant's drawings by Landlord, Tenant shall proceed promptly to commence performance of the Tenant Improvements. Tenant's contractors and subcontractors shall be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord's option, be subject to coordination by Landlord until the Landlord's Work is Substantially Completed. Tenant shall furnish to Landlord a copy of the executed contract between Tenant and Tenant's general contractor covering all of Tenant's obligations under this Work Letter. Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable. Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Buildings caused by Tenant or its contractors during performance of the Tenant Improvements. Tenant shall cause its contractors and Landlord shall cause its contractors to conduct their work and employ labor in such manner as to maintain harmonious labor relations. Tenant's general contractor shall obtain a builder's risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and Tenant's general contractor and subcontractors shall carry worker's compensation insurance for their employees as required by law. The builder's risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least 30 days' prior written notice to Landlord. To the extent feasible, Landlord and Tenant agree to obtain a builder's risk policy covering both the Landlord's Work and the Tenant Improvements, with the costs thereof the be prorated between the parties.

    Any changes in the Tenant Improvements from the final drawings approved by Landlord which result in costs in excess of $25,000 shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed (in no event longer than 5 days). Any deviation in construction from the design specifications and criteria set forth herein or from Tenant's plans and specifications as approved by Landlord shall constitute a default under the Lease subject to Paragraph 12.1 of the Lease. Only new materials shall be used in the construction of the Tenant Improvements, except with the written consent of Landlord.

    During the construction of the Tenant Improvements, Tenant shall pay for utility service used by Tenant. Trash removal will be done continually at Tenant's sole cost and expense.

    Storage of Tenant's contractors' construction materials, tools and equipment shall be confined to an area designated by Landlord.

    Tenant acknowledges that it has engaged its architects and shall be solely responsible for the actions and omissions of its architects and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architects or for delays caused by its architects, as set forth in Section 7(v) below. Landlord's approval of any of Tenant's architects or engineers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant's architects or engineers. Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant's architects and engineers.

    Landlord shall have the right to post in a conspicuous location on the Buildings or the Premises, as well as record with the County of San Mateo, a Notice of Nonresponsibility.

    Without limiting the generality of the foregoing, any work to be performed outside of the Buildings shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

    Tenant shall, upon completion of its work, submit to Landlord two (2) complete sets of plans (one (1) reproducible) and specifications covering all of the Tenant Improvements, including architectural, electrical, and plumbing, as built. Landlord shall provide Tenant with a marked up set of the Final Shell Plans as reasonably requested by Tenant.

    As used in this Work Letter or the Lease, the term "Minimum Tenant Improvements" shall mean generic biotechnology and office interior improvements covering at least seventy percent (70%) of the Rentable Square Feet of the Premises.

  Payment of Costs of the Tenant Improvements. Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and Tenant's contractor's fees).

  Evidence of Completion of Tenant Improvements. Upon the completion of the Tenant Improvements, Tenant shall:

    Submit to Landlord a cost breakdown of the Landlord's Improvements, together with receipted evidence showing payment thereof, satisfactory to Landlord.

    Submit to Landlord certificates of occupancy for the Buildings and any other evidence from the City or other applicable governmental authorities that all building permits have been signed off and that Tenant may legally the Property, as reasonably requested by Landlord.

    Submit to Landlord the as-built plans and specifications referred to above.

  Assignment of Rights Against Architect and Contractor. In the event of a termination of the Lease due to Tenant's default thereunder, Tenant assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against Tenant's architects and contractors relating to the Tenant Improvements, without in any way obligating Landlord to pursue or prosecute such rights. Landlord agrees to enforce for Tenant's benefit or to assign (if reasonably practicable), rights Landlord may have against Landlord's architects, contractors, and suppliers relating to Landlord's Work, which would reduce Tenant's obligations under the Lease.

  Tenant Delays. The following shall be considered "Tenant Delays:"

              Tenant's failure to furnish the information, instructions and plans required in this Work Letter or approve the Preliminary Shell Plans or Final Shell Plans, within the applicable time periods specified in this Work Letter; or

              Any changes in the scope of the Building Shells from that set forth on Exhibits B-2 and B-3, or any Changes to Final Shell Plans requested by Tenant after approval thereof pursuant to Section 1(b) above; or

              Any interruption or interference in Landlord's construction of Landlord's Work caused by Tenant, its contractors or its vendors if Tenant fails to remedy such interruption or interference within 24 hours after notice from Landlord; or

              Tenant's failure to timely pay any amounts which Tenant is obligated to pay under this Work Letter; or

              Any other act, neglect, failure or omission of Tenant, its agents, employees or contractors if Tenant fails to remedy such act, neglect, failure or omission within 24 hours after notice from Landlord.

EXHIBIT B-1

LIST OF APPROVED CONTRACTORS

  South Bay Construction

  DPR Construction

  Rudolph & Sletten, Inc.

  Hathaway Dinwiddie Construction Group

EXHIBIT B-2

SHELL SPECIFICATIONS

GENERAL DESCRIPTION

  (2) Two-story buildings connected by a central lobby area.

  Building 1- 74,000 Square Feet

Building 2 - 74,000 Square Feet

Entry Lobby - 6,000 Square Feet

(The above square foot calculations are subject to final city approval).

  Clear heights of approximately 17'-0" floor to floor height.

  Approximate Bay spacing of 30'x30' on the top and bottom floors.

BUILDING STRUCTURE

  All foundations to include footings, foundation walls or other building foundation components required to support the entire building structure.

  Columns shall be steel box

  All columns, beams, joists, purlins, headers, or other framing members to support the roof, roofing membrane and stair openings.

  Ten inch (10") thick structural concrete slab on grade with #4 reinforcing bars at 18" on center and #6 reinforcing bars at 13" on center. (Subject to final structural engineering calculations)

  Two and a half (2-1/2) thick concrete slab over metal deck supported by structural open web and columns at second floor.

  Exterior walls that enclose the perimeter of the building with steel reinforcing and structural connections that may be necessary or required.

  All exterior glass and glazing to be anodized aluminum frames. Glass to be tinted as appropriate to the aesthetic design of the building. All exterior doors, door closer and locking devices necessary for proper functioning.

  Roof system to be a metal deck supported by an open web joist and trust support.

  Four (4) ply built-up roofing (including a base sheet, two plys and a cap sheet) and all flashings by Owens-Corning, John Manville, or equal.

  Painting of all concrete walls with Tex-Coat or Kel-Tex textural paint. All caulking of exterior concrete joint in preparation for painting.

  The foundation and structural framing should be designed to support a minimum live load of 120 pounds per square feet in all areas of top floor and 120 pounds on bottom floor.

  The roof framing shall consist of a live load of at least 50lbs per square foot.

BUILDING STRUCTURE (Continued)

    The floor-to-floor height of the building shall allow a minimum of 10'0" interior drop ceiling height. (See Exhibit "B" for proposed cross section)

    Roof hatch and ladder within each building.

    One (1) 3,500lb. Capacity elevator.

    Three (3) interior stairs consisting of stair assemblies with metal handrails to be provided f.o.b. at job site.

    Landlord will provide a roof screen (the costs of which will not exceed $150,000.00)

PLUMBING

    Underground sanitary sewer lateral connected to the city sewer main the street and piped into the building and under the concrete slab on grad for the length of the building. Sewer lines to consist of a six-inch (6") sanitary sewer line and one six-inch (6") biowaste sewer line. Sanitary sewer line under the slabs will be in a close proximity to the building restroom locations.

    Domestic water mains connected to the city water main in the street and stubbed to the building. Water main to the building shall be three (3") in size.

    Roof drain leaders piped and connected to the site storm drainage systems. Overflow drains daylight two inches (2") above grade.

ELECTRICAL

    Gas lines connected from the city public utility mains and gas meters adjacent to, and in close proximity to the building. Meter supplied by utility company.

    All primary electrical service to the building that is complete including underground conduit and wire feeders from transformer pads into the building's main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 volt, 3 Phase and the rated capacity of the transformers shall be 3,000 amp for each building (excluding lobby).

    Underground pull section, meter, and panel(s), for site lighting and landscaping.

    Underground conduit from the street to the building for telephone trunk line service by Pacific Telephone. Conduit to the building shall not be less than 4".

    An electrically operated landscape irrigation controller that is a complete and functioning system.

    Underground conduit from the building to the main fire protection system, shut off valve (PIV) for installation for security alarm wiring.

    All parking lot and landscaping lighting to include fixtures, underground conduit, wire, distribution panel and controller. All exterior lighting shall be a complete and functioning system.

FIRE PROTECTION

    A complete and fully functional overhead automatic fire sprinkler system distributed throughout the building with a density of .2/3000.

    System shall include all sprinkler heads that may be required by building codes above the ceiling, when ceilings are installed.

LOADING

    Two (2) grade level 10'x12' roll-up doors per building.

    (2) equipment yards (exact size to be determined)

SITEWORK

    All work outside the building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping (hard and soft), landscape and irrigation, storm drainage, utility service laterals, curbs, butters, sidewalks, specialty paving (if required), retaining walls, fencing and gates, trash enclosures, planters, parking lot and landscape lighting and other exterior lighting per code.

    Paving sections for automobile and truck access shall be according to the Geological Soils Report.

    All parking lot striping to include handicap signage and spaces.

    Underground site storm drainage system shall discharge to the San Francisco Bay via an existing 24" storm drain connected to the city storm system main.

EXCLUSIONS

The following items are not included in the building shell:

    Deck penetrations for mechanical equipment.

    Framing and finishes for interior stairs.

    Electrical panels and distribution.

    Framing and loading for Tenant's specific mechanical equipment.

    Security systems.

EXHIBIT B-3

SITE PLANS

(attached)

Exhibit C

FORM OF LETTER OF CREDIT

Date: ____________________, 2000

Irrevocable Standby Letter of Credit Number: ____________

Beneficiary:	Applicant:

_________________

__________________________________

__________________________________

__________________________________

__________________________________

Amount:

USD $_______________

(____________________)

Expiration: _________________________

We hereby establish our Irrevocable Standby Letter of Credit No. _______________ in your favor for the account of _________________________________________________________, ____________________________, on behalf of ______________________________________ ______________________________________________________, available for drawings for up to an aggregate amount of U.S. $____________(___________). This Letter of Credit is available by payment upon your draft drawn at sight on us, submitted at the office of ____________________________________________________________, Attention: Letter of Credit Services, and expires at our close of business on the expiration date or any automatically extended expiration date as hereinafter set forth.

This Letter of Credit shall expire on ________________________, but such expiration date shall be automatically extended for a period of one (1) year on ______________________ and on each successive expiration date, unless at least sixty (60) days before the current expiration date we notify you by overnight courier that this Letter of Credit is not extended beyond the current expiration date. In the event you are so notified, any unused portion of the Letter of Credit shall be available upon presentation of a sight draft by Beneficiary within the current expiration date and a letter under penalty of perjury stating that Landlord is entitled to draw upon the Letter of Credit in accordance with Paragraph 3.7 of the Lease.

We give our undertaking to the Beneficiary that sums drawn under and in compliance with the terms of this Letter of Credit will be duly honored by our bank on presentation of drawings in accordance with the terms of this credit.

This Letter of Credit is transferable by the Beneficiary. Transfer of this Letter of Credit is subject to our consent and receipt of Beneficiary's instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s) if any.

This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and engages us to the terms herein.

Yours very truly,

Authorized Signature

Letter of Credit Services

(_____) ____________

EXHIBIT A

_____________________________________

_____________________________________

_____________________________________

_____________________________________

Attention: Letter of Credit Services

Re: Irrevocable Letter of Credit No. ______________

Dear Sirs:

The undersigned acknowledges receipt of your advice No. ____________________ of a credit issued in our favor, the terms of which are satisfactory. We now return the original advice of the said credit with all amendments and extensions, if any, and hereby irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

__________________________________________

[Name of Transferee]

__________________________________________

[Address]

You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.

Yours very truly,

By:

(The above signature with title as stated with that on file with us and is authorized for execution of this instrument.)

(Bank)

Exhibit D

FORM OF ESTOPPEL CERTIFICATE

The undersigned, _________________________ [("Landlord")/,("Tenant")], hereby certifies to _________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated ____________________, 2001, between Landlord and Tenant (the "Lease"), which demises premises which are located at 500 Forbes Boulevard, South San Francisco, California. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The term of the Lease commenced on ___________________, 19__.

3. The term of the Lease shall expire on ________________, 19__.

4. The Lease has: (Initial one)

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

5. Tenant [has / has not ] accepted and is now in possession of said Leased Premises.

6. [Tenant] /[Landlord] acknowledges that the Lease will be assigned to _________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ____________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7. The amount of current monthly rent is $________; current monthly parking charges are $___________.

8. The amount of security deposits (if any) is $______________. No other security deposits have been made.

9. Tenant is paying the Rent due under the Lease, which has been paid in full through ________________. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

10. All work required to be performed by Landlord under the Lease has been completed.

11. To the knowledge of the undersigned, there are no defaults on the part of the Landlord or Tenant under the Lease.

12. To the knowledge of the undersigned, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

14. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ___________________ is about to [fund a loan to Landlord/purchase the property from Landlord] [fund a loan to Tenant/acquire assets], and that ___________________ is relying upon the representations herein made in [funding such loan/purchasing the property].

Dated: _____________, 2____

Very truly yours,

__________________________

By:___________________

Name: ________________________

Title: ____________________________

EXHIBIT E

PURCHASE TERMS

(EFFECTIVE IF PURCHASE OPTION IS EXERCISED)

(SEE ATTACHED)

EXHIBIT E-1

NOTICE OF EXERCISE OF OPTION

TO:

NOTICE IS HEREBY GIVEN, pursuant to the provisions of Article 17 of that certain Lease between Drawbridge/Forbes, LLC, a California limited liability company, as Landlord, and Cell Genesys, Inc., a Delaware corporation, as Tenant, dated February __, 2001, that the undersigned elects to purchase the Parcel located at 500 Forbes Avenue, South San Francisco, California, and the other "Property" identified in said agreement in accordance with the terms of said Article 17 and Exhibit E to such Lease. The close of escrow shall occur on [insert date when notice is delivered, which date shall not be sooner than fifteen (15) days following the date of this notice or later than one hundred twenty (120) days after the date of this notice].

DATED: ___________________

Cell Genesys, Inc., a Delaware corporation

By: _______________________________

Its: President

By: _______________________________

Its: Chief Financial Officer

EXHIBIT F

FORM OF LIEN WAIVER

LANDLORD WAIVER AND AGREEMENT

This Landlord Waiver and Agreement (this "Waiver") dated _______________, 19__, is entered into by and between _________________ a California limited ___________ ("Landlord") and ___________________ ("Secured Party").

Recitals

Whereas, Landlord is the landlord of the premises described as ____________________________ (the "Property"); and

Whereas, Landlord and __________________ ("Tenant") have entered into that certain lease dated ___________ (as previously and/or hereafter amended, the "Real Property Lease") pursuant to which Tenant has leased approximately ____ square feet of space at the Property (the "Premises"); and

Whereas, Tenant has entered into an equipment lease and/or financing agreement pursuant to which Tenant has granted a security interest in the personal property described on Schedule 1 attached hereto (the "Personal Property") to Secured Party under that certain [Equipment Financing Agreement] between Tenant and Secured Party dated __________ (the "Financing Agreement"); and

Whereas, Secured Party and Landlord desire to establish their respective rights regarding the Personal Property and Secured Party's access to the Premises;

Agreement

Now, Therefore, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    During the term of the Real Property Lease, and subject to Landlord's interest in the Personal Property, if any, at the expiration or earlier termination of the Real Property Lease, the Personal Property shall remain personal property and severable from the Premises and shall not become part of the Premises or construed as a fixture at the Premises to the extent that no funds of Landlord (including but not limited to the [Tenant Improvement Allowance] as defined in the Real Property Lease) have not been utilized to pay for the Personal Property or the financing thereof.

    So long as Tenant occupies the Premises and is not in default under the Real Property Lease, Secured Party may enter the Premises at any time or from time to time upon reasonable written notice to Landlord and in compliance with the terms of the Financing Agreement for purposes of inspecting and/or removing any and all of the Personal Property in the exercise of its rights and remedies arising from the Financing Agreement. In the event of a default by Tenant under the Real Property Lease, Secured Party shall obtain Landlord's prior written consent prior to entering the Premises.

    Landlord shall notify Secured Party in the event the Personal Property remains at the Premises after either (i) Tenant is evicted from the Premises or (ii) Tenant abandons (as opposed to vacates) the Premises prior to the expiration of the Real Property Lease. Secured Party shall have 15 days to remove the Personal Property from the Premises after notification of such action from Landlord. If Secured Party has not removed the Personal Property within such 15 day period, Landlord shall have all rights regarding the Personal Property accorded to it by law and/or pursuant to the Real Property Lease and Secured Party shall have no further rights regarding such Personal Property. After Tenant has vacated or been evicted from the Premises, and if Landlord in its sole discretion allows the Personal Property to remain at the Premises for any period of time, Secured Party shall be liable for holdover rent for the total amount of time the Personal Property remains at the Premises after such eviction or vacation. For purposes hereof, "holdover rent" shall mean 200% of the rent in effect under the Real Property Lease for the period immediately prior to such vacation or eviction.

    If Secured Party exercises its right to remove the Personal Property from the Premises as provided herein, Secured Party shall repair any damage to the Premises and restore it to its condition existing prior to installation of such Personal Property. Landlord shall have the right to require Secured Party to post a bond acceptable to Landlord to cover the potential cost of such repair prior to removing any such Personal Property.

    No auction or sale of the Personal Property shall be conducted by Secured Party from the Premises without Landlord's prior written consent, which consent Landlord may withhold in Landlord's sole and absolute discretion.

    This waiver shall inure to the benefit of and shall be binding upon the heirs, administrators, executors, successors and assigns of the parties hereto. The prevailing party in any action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses (including but not limited to attorney's fees) incurred by it in connection therewith. This Agreement shall be governed by the laws of the State of California.

In Witness Whereof, the parties hereto have executed, sealed and delivered this Waiver this __________ day of ________________, 200_.
Landlord By: Title:	Secured Party By: Title:

SCHEDULE 1

PERSONAL PROPERTY

EXHIBIT G

THIS DOCUMENT MUST BE PRINTED IN LASER JET II

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

MID-PENINSULA BANK

C/O Greater Bay Bancorp

Attn: Loan Servicing

2860 West Bayshore Road

Palo Alto, CA 94303

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

NOTICE: THIS SUBORDINATION, ATTORNMENT AND NON- DISTURBANCE AGREEMENT RESULTS IN YOUR LEASEHOLD INTEREST BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement"), dated as of  March 3, 2001, between MID- PENINSULA BANK ("Beneficiary"), Drawbridge/Forbes, LLC, a California limited liability company ("Owner") and Cell Genesys, Inc., a Delaware corporation ("Tenant"), is as follows:

Owner and Tenant have entered into that certain Lease dated March 3, 2001, together with any amendments, modifications, renewals or extensions thereof ("Lease") pursuant to which Owner leased to Tenant and Tenant leased from Owner the premises more particularly described in the Lease ("Premises") and located on the real property described in Exhibit "A" attached hereto (the "Secured Property"). Owner has obtained financing for the Secured Property and has executed a promissory note in the principal amount of Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000) ("Note") in favor of Beneficiary, payment of which is secured by a Deed of Trust ("Deed of Trust") encumbering the Secured Property and an Assignment of Real Property Leases and Rents.

In order to induce Beneficiary to make the above- described loan to Owner and to establish certain safeguards and priorities with respect to their respective rights in connection with the Premises, Beneficiary has requested that Owner obtain certain warranties and agreements from Tenant as hereinafter set forth. In consideration of the mutual benefits accruing to the parties hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Subordination. The Lease is and at all times shall continue to be subject and subordinate to the Note and the lien of the Deed of Trust and to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, unless Beneficiary has filed a notice subordinating the lien of its Deed of Trust to the Lease. Beneficiary specifically reserves the right to file such a notice at its sole election. Tenant shall not subordinate the Lease to any lien, claim, mortgage, deed of trust, or other encumbrance of any kind, except as provided in this paragraph, and any such other subordination shall be deemed a default under the Lease and this Agreement. Tenant agrees to execute and deliver to Beneficiary or to any party to whom Tenant hereby agrees to attorn, in form and substance satisfactory to such party, such other instrument as either shall request in order to effectuate the provisions of this Agreement.

2. Limitation on Liability. Nothing herein contained shall impose any obligation upon Beneficiary to perform any of the obligations of Owner under the Lease unless and until Beneficiary shall become an owner or mortgagee in possession of the Premises, and Beneficiary shall have no personal liability to Tenant beyond Beneficiary's interest in the Secured Property.

3. Attornment. In the event of a foreclosure or other acquisition of the Premises (including, without limitation, by deed in lieu of foreclosure), the Lease shall be recognized as a direct lease from the Beneficiary, the purchaser at the foreclosure sale, or any such subsequent owner (collectively referred to as "Purchaser"), except Purchaser shall not be (i) liable for any previous act or omission of Owner under the Lease; (ii) subject to any offset which shall theretofore have accrued to Tenant against Owner; (iii) subject to any obligation with respect to any security deposit under the Lease unless such security deposit has been physically delivered to Purchaser; or (iv) bound by any previous modification or prepayment of rents or other sums due under the Lease greater than one month unless such modification or prepayment shall have been expressly approved in writing by Beneficiary, which approval shall not be unreasonably withheld.

4. Non-disturbance. So long as no default exists (after notice, if any, required by the Lease) as would entitle Owner under the Lease to terminate the Lease or would cause, without any further action of Owner, the termination of the Lease or would entitle Owner to dispossess Tenant thereunder, the Lease shall not be terminated nor shall Tenant's use, possession, or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any foreclosure, or in any action or proceeding instituted under or in connection with the Deed of Trust and Lender shall recognize Tenant as the tenant of the Premises and Tenant's Option to Purchase and Right of First Refusal under the Lease for the remainder of the term of the Lease in accordance with the provisions thereof.

5. Payment of Rent on Default. Tenant acknowledges and agrees that the Lease has been assigned to Beneficiary by Owner as security for its obligations under, and secured by, the Note and Deed of Trust. Tenant agrees that, upon receipt of notice from Beneficiary that a default exists under the Note or Deed of Trust, or any instrument or document collateral thereto, Tenant shall make all rental and other payments required pursuant to the Lease, as directed by written instruction from Beneficiary. Tenant may make payments to Beneficiary directly in the event of such a default, for which written notice has been delivered to Tenant, and thereby be properly credited with an offset and credit for such payments as against the rental payments then due under the Lease.

Owner acknowledges and agrees that Beneficiary shall be entitled to collect and receive rents pursuant to the Lease as provided herein and Tenant is authorized and hereby directed to make all such payments of rent to Beneficiary upon receipt of the notice of default provided that Tenant shall be under no duty or obligation to make further inquiry. Tenant shall continue to make all such payments of rent to Beneficiary unless and until Tenant is otherwise authorized and directed in writing by Beneficiary.

6. Further Documents. Tenant shall execute and deliver to Beneficiary or to any party to whom Tenant hereby agrees to attorn, in form and substance reasonably satisfactory to such party, such other instruments as either shall request in order to effectuate the provisions of this Agreement.

7. Subordination. Tenant declares, agrees and acknowledges that it intentionally and unconditionally subordinates the Lease and its leasehold interest in favor of the lien or charge upon the Secured Property of the Deed of Trust in favor of Beneficiary, subject to the terms of this Agreement.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and the holder from time to time of the Note.

9. Attorneys' Fees. If any legal action, arbitration or other proceeding is commenced to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of its actual expenses, including without limitation, expert witness fees, actual attorneys' fees and disbursements.

10. Notices. All notices to Beneficiary shall be by certified mail to the address given at the top of page one of this Agreement. All notices to Tenant shall be by certified mail to the Premises.

11. Miscellaneous. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors in interest. Except as herein modified all of the terms and provisions of the Lease shall remain in full force and effect. In the event of a conflict between the Lease and this Agreement, the terms and provisions of this Agreement shall control. Nothing in this Agreement shall in any way impair or affect the lien created by the Deed of Trust or the other lien rights of Beneficiary.

12. Counterparts. This Agreement may be executed in counterparts which together shall constitute but one and the same original.

SIGNATURES ON FOLLOWING PAGE

BENEFICIARY:

MID-PENINSULA BANK

By:

Its:________________________________________________________

OWNER:

Drawbridge/Forbes, LLC,
a California limited liability
company

By: Drawbridge Partners LLC, a
Delaware limited liability company, its Manager

By:__________________

Mark S. Whiting, Manager

By:_______________

Mark Pearson, Member

TENANT:

CELL GENESYS, INC., a Delaware corporation

By:_______________

Its:________________

(ATTACH APPROPRIATE NOTARY JURAT)

[To Be Attached]

EXHIBIT A

DESCRIPTION OF SECURED PROPERTY

[To Be Attached]

EXHIBIT H

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED, MAIL TO

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

Attention: Paul Churchill, Esq.

MEMORANDUM OF LEASE

This Memorandum Of Lease (this "Memorandum") is made and entered into this 3rd day of March, 2001 by and between Drawbridge/Forbes, LLC, a California limited liability company ("Landlord") and Cell Genesys, Inc., a Delaware corporation ("Tenant"), with reference to the following facts:

  Landlord and Tenant are the landlord and tenant, respectively, under that certain Lease dated as of March 3, 2001 (the "Lease"), relating to certain real property located in the City of South San Francisco, County of San Mateo, State of California, more particularly described in Exhibit "A" attached hereto (the "Property").

  Pursuant to Article 17 of the Lease, Landlord has granted to Tenant the option to purchase (the "Purchase Option"), and pursuant to Article 18 of the Lease, Landlord has granted to Tenant a right of first refusal to purchase (the "Right of First Refusal"), the Property and the improvements and certain other property located thereon.

  Landlord and Tenant desire to have this Memorandum recorded in the Official Records of San Mateo County, California, in order to put interested parties on notice of the Purchase Option and the Right of First Refusal.

Now, Therefore, the parties hereto hereby agree as follows:

    Lease of the Property. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for a term of Fifteen Years and Five Months commencing on February 15, 2003 (subject to extension as set forth in the Lease), and terminating Fifteen Years and Five Months thereafter, all subject to and on terms and conditions more fully set forth in the Lease. The Lease is incorporated herein by this reference.

    Purchase Option. Landlord has granted, and hereby grants, to Tenant the Purchase Option described in Recital B above during the time, for the price, and on the terms and conditions contained in the Lease, the terms and conditions of which are incorporated herein by this reference in their entirety. The Purchase Option must be exercised on or before the certain alternative dates specified in the Lease, but in no event later than August 15, 2003.

    Right of First Refusal. Landlord has granted, and hereby grants, to Tenant the Right of First Refusal described in Recital B above during the time, for the price, and on the terms and conditions contained in the Lease, the terms and conditions of which are incorporated herein by this reference in their entirety. The Right of First Refusal must be exercised on or before the date specified in the Lease.

    Information. Any party who is interested in acquiring an interest in the Property should contact the Landlord and the Tenant.

In Witness Whereof, the parties hereto have executed this Memorandum on the day and year first above written.

Landlord:

Drawbridge/Forbes, LLC, a California limited liability
company

By: Drawbridge Partners LLC, a Delaware limited liability company, its Manager

Dated: By:

Mark S. Whiting, Manager

By:

Mark Pearson, Member

Tenant:

Cell Genesys, Inc., a Delaware corporation

Dated: By:

Name:

Its:

[ALL SIGNATURES MUST BE NOTARIZED]

EXHIBIT I

FORM OF TERMINATION OF PURCHASE OPTION

RECORDING REQUESTED BY
AND WHEN RECORDED, MAIL TO
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
Attention: Paul Churchill, Esq.

TERMINATION OF PURCHASE OPTION

This Termination of Purchase Option ("Termination") is dated as of this 3rd day of March, 2001 by and between Drawbridge/Forbes, LLC, a California limited liability company ("Landlord") and Cell Genesys, Inc., a Delaware corporation ("Tenant").

Recitals

A. Landlord and Tenant are the landlord and tenant, respectively, under that certain Lease dated as of March 3, 2001 (the "Lease"), relating to certain real property located in the City of South San Francisco, County of San Mateo, State of California, more particularly described in Exhibit "A" attached hereto (the "Property").; and

B. Pursuant to Article 17 of the Lease, Landlord has granted to Tenant the option to purchase (the "Purchase Option") the Property and the improvements and certain other property located thereon.

C. Landlord and Tenant caused to be recorded at Book __, Page __ [or as Instrument No. _________] in the Official Records of San Mateo County, California, that certain Memorandum of Lease, in order to put interested parties on notice of the Purchase Option.

D. The Purchase Option has been terminated and is no longer of any force or effect.

E. Landlord and Tenant now desire to cause this Termination to be recorded in the Official Records of San Mateo County, California, in order to put interested parties on notice that the Purchase Option has been terminated.

Agreement

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby (a) terminate the Purchase Option, (b) agree that the Purchase Option has terminated, and (c) agree that the Purchase Option is void and of no force or effect.

In Witness Whereof, Landlord and Tenant have executed this Termination as of the date first written above.

Landlord:

Drawbridge/Forbes, LLC, a California limited liability
company

By: Drawbridge Partners LLC, a Delaware limited liability company, its Manager

Dated: By:

Mark S. Whiting, Manager

By:

Mark Pearson, Member

Tenant:

Cell Genesys, Inc., a Delaware corporation

Dated: By:

Name:

Its:

[ALL SIGNATURES MUST BE NOTARIZED]

EXHIBIT J

FORM OF TERMINATION OF RIGHT OF FIRST REFUSAL

RECORDING REQUESTED BY
AND WHEN RECORDED, MAIL TO
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
Attention: Paul Churchill, Esq.

TERMINATION OF RIGHT OF FIRST REFUSAL

This Termination of Right of First refusal ("Termination") is dated as of this 3rd day of March, 2001 by and between Drawbridge/Forbes, LLC, a California limited liability company ("Landlord") and Cell Genesys, Inc., a Delaware corporation ("Tenant").

Recitals

A. Landlord and Tenant are the landlord and tenant, respectively, under that certain Lease dated as of March 3, 2001 (the "Lease"), relating to certain real property located in the City of South San Francisco, County of San Mateo, State of California, more particularly described in Exhibit "A" attached hereto (the "Property").; and

B. Pursuant to Article 18 of the Lease, Landlord has granted to Tenant the right of first refusal to purchase (the "Right of First Refusal") the Property and the improvements and certain other property located thereon.

C. Landlord and Tenant caused to be recorded at Book __, Page __ [or as Instrument No. _________] in the Official Records of San Mateo County, California, that certain Memorandum of Lease, in order to put interested parties on notice of the Right of First Refusal.

D. The Right of First Refusal has been terminated and is no longer of any force or effect.

E. Landlord and Tenant now desire to cause this Termination to be recorded in the Official Records of San Mateo County, California, in order to put interested parties on notice that the Right of First Refusal has been terminated.

Agreement

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby (a) terminate the Right of First Refusal, (b) agree that the Right of First Refusal has terminated, and (c) agree that the Right of First Refusal is void and of no force or effect.

In Witness Whereof, Landlord and Tenant have executed this Termination as of the date first written above.

Landlord:

Drawbridge/Forbes, LLC, a California limited liability
company

By: Drawbridge Partners LLC, a Delaware limited liability company, its Manager

Dated: By:

Mark S. Whiting, Manager

By:

Mark Pearson, Member

Tenant:

Cell Genesys, Inc., a Delaware corporation

Dated: By:

Name:

Its:

[ALL SIGNATURES MUST BE NOTARIZED]

SCHEDULE 1

REMOVABLE AND NONREMOVABLE
TENANT IMPROVEMENTS

Landlord and Tenant acknowledge and agree that Tenant will be installing Tenant Improvements (as defined in the Work Letter) in the Leased Premises which shall consist of items of general construction and certain special equipment which is unique to Tenant's use and occupancy.

As used in the Lease, "Removable Tenant Improvements" shall mean all of the Tenant Improvements other than Landlord's Improvements, as defined below. Tenant, at its cost, shall promptly repair any damage to the Buildings or Landlord's Improvements occasioned by the removal of Removable Tenant Improvements.

All Removable Tenant Improvements may be pledged as security for a loan or equipment lease (provided such pledging is in compliance with this Lease, Landlord's deeds of trust or other loan documents, provided that Landlord shall not be obligated to sign a lien waiver or similar instrument in connection therewith, except only a Lien Waiver in the form attached to the Lease as Exhibit F) and can be removed by Tenant upon termination of this Lease. All of Landlord's Improvements shall remain with the Leased Premises.

Tenant Improvements that are or will become Landlord's property (hereafter, "Landlord's Improvements") shall include all Tenant Improvements listed below, provided; however that upon Tenant's request, and subject to Landlord's reasonable determination, Landlord shall acknowledge that any mechanical equipment which arguably would be included in the following list but which is not an interior component of the shells of the Buildings or Basic Building Service (as defined below) as required for general office use, is not a Landlord's Improvement. "Basic Building Services" shall mean: all heating, ventilating and air conditioning systems; plumbing, 60-cycle; single and three- phase; and 110, 220, 277 and, to the extent necessary to run the Basic Building Services, 480 volts.

    Architectural

      Interior demising walls

      Paint/wall coverings

      Floor

      Floor coverings

      Doors, door frames

      Window coverings

      Closets built into Buildings

      Ceremonial and fire exit stairs

      Bathrooms, partitions and fixtures

      Hardware for the above items 1.A-I

      Insulation

      Ceiling

      Emergency generator pads

      Transformer and mechanical pads

      Sleepers/crickets

      Elevators and related equipment

      Structural reinforcements necessitated by the installation of any tenant improvements

      Items necessary to meet building and other codes related to handicapped individuals

    Electrical

      Transformer

      Conduit and conductors to electrical closet

      Switch gear, circuit breakers and stepdown transformers

      Distribution conduit, conductors, junction boxes, switches, cover plates, duplexes, fourplexes, whether for normal or emergency power (including all mechanical requirements)

      Grounding devices and apparatus

      Night lights

      Emergency lights

      Exit lights

      Telephone terminal backboard and cabinet

      All incandescent and florescent light fixtures (whether floor, ceiling, or wall mounted) and lamps, except those illuminating items which may be plugged in

      Telephone conduit, wiring, outlets and cover plates

      Computer conduit, writing, outlets and cover plates

      Fire alarm wiring

      Security system wiring

      Motor generator

    Mechanical - HVAC

      Air conditioning units for office use in the entirety of the Buildings; provided that Tenant can remove and replace units to comply with the foregoing.

      Hot water pump

      Boilers

      Make up air equipment

      Air compressors for HVAC

      Air dryers

      Exhaust fans and stacks

      Condensing units

      Fans (external to Buildings)

      Cooling towers

      Vanes

      Controls

      Starter motors

      NONREMOVABLE AND NON LEASABLE TENANT IMPROVEMENTS

      Plenums

      Diffusers

      Filters

      Rigid and flexible ducting

      Dampers

      F. Isolators

      VAV boxes

      Piping

      Hood exhaust duct work

    Mechanical - Plumbing

      Sanitary sewer lines, piping and venting

      Hazardous chemical waste lines, piping and venting

      HVAC lines, piping and venting

      Distribution lines, connections and cover plates for process gases and fluids such as carbon dioxide, nitrogen, oxygen, freon and distilled and deionized water

      Vacuum piping

      Drinking fountains

I. Sprinkler drops and heads